UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

ANGIOTECH PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Dear Angiotech Shareholders:

On behalf of the Board of Directors, we are pleased to deliver our Information Circular and Proxy Statement for our annual general and special meeting of shareholders. At the meeting, shareholders are being asked to:

•	elect six directors for the ensuing year;

•	appoint the auditors for the ensuing year and authorize the directors to fix the remuneration to be paid to the auditors;

•	approve the adoption of the 2010 Stock Incentive Plan; and

•	transact such further or other business as may properly come before the meeting and any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.

Our common shares are listed on the NASDAQ Global Select Market (the “NASDAQ”) under the trading symbol “ANPI” and on the Toronto Stock Exchange (the “TSX”) under the trading symbol “ANP”. On June 14, 2010, the closing sale price of our common shares was U.S.$0.87 per share on the NASDAQ and CDN$0.92 per share on the TSX.

The annual general and special meeting of shareholders will be held on July 29, 2010 at 10:00 a.m. Pacific Time in the Concerto Room at the Westin Grand Vancouver, 403 Robson Street, Vancouver, British Columbia V6B 6L9. Only shareholders of record of our common shares at the close of business on June 7, 2010 are entitled to notice of and to vote at the annual general and special meeting of shareholders.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual general and special meeting of shareholders, please take the time to vote by completing and mailing the enclosed form of proxy or voting instruction form and returning it in the pre-addressed envelope provided.

David T. Howard

Chair of the Board of Directors

of Angiotech Pharmaceuticals, Inc.

ANGIOTECH PHARMACEUTICALS, INC.

1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2010 annual general and special meeting (the “Meeting”) of the shareholders of Angiotech Pharmaceuticals, Inc. (the “Company”) will be held at 10:00 a.m., Pacific Time, on July 29, 2010 in the Concerto Room at the Westin Grand Vancouver, 403 Robson Street, Vancouver, British Columbia V6B 6L9 for the following purposes:

1.	to elect six directors for the ensuing year;

2.	to appoint the auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

3.	to approve the adoption of the 2010 Stock Incentive Plan; and

4.	to transact such further or other business as may properly come before the Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Information Circular and Proxy Statement accompanying this Notice. The Board of Directors recommends shareholders vote “FOR” each of the proposals.

If you owned common shares of the Company at the close of business on June 7, 2010, the record date, you are entitled to attend and vote at the Meeting.

It is important that your shares be represented and that your wishes be made known. Whether or not you expect to attend the Meeting, please complete the enclosed form of proxy as indicated and return it by fax, mail or hand delivery to the office of Computershare Investor Services Inc., or provide voting instructions to Computershare Investor Services Inc. through its internet or telephone voting services, set out in the accompanying form of proxy. In order to be valid for use at the Meeting, the form of proxy must be duly completed, signed and deposited at the office of Computershare Investor Services Inc., as set out in the form of proxy, by 10:00 a.m. (Pacific Time) on July 27, 2010 or, if the Meeting is adjourned or postponed, no later than 48 hours excluding Saturdays, Sundays and holidays before the time to which the Meeting is adjourned or postponed, in either case unless the Chair of the Meeting elects to exercise his or her discretion to accept proxies received subsequently. Your proxy is revocable and will not affect your right to vote in person at the Meeting. An undated proxy will be deemed to be dated the date the proxy is mailed by management or its agent to the registered shareholder.

DATED this 15 th day of June, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

K. Thomas Bailey, Chief Financial Officer

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ANGIOTECH PHARMACEUTICALS, INC.

INFORMATION CIRCULAR AND PROXY STATEMENT

This Information Circular and Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation by management of Angiotech Pharmaceuticals, Inc. (the “Company”) of proxies to be voted at the annual general and special meeting of shareholders of the Company to be held at 10:00 a.m., Pacific Time, on July 29, 2010 in the Concerto Room at the Westin Grand Vancouver, 403 Robson Street, Vancouver, British Columbia V6B 6L9, together with any adjournment or postponement of that meeting (the “Meeting”). Any registered shareholder of the Company holding common shares of the Company at the close of business on June 7, 2010 will be entitled to vote at the Meeting.

The principal executive office of the Company is located at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6. The Company’s website address is www.angiotech.com. The registered and records office of the Company is located at Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada, V7X 1T2.

All references to currency in this Proxy Statement are in United States (U.S.) dollars, unless otherwise indicated.

The date of this Proxy Statement is June 15, 2010, and it is first being sent to shareholders on or about June 21, 2010.

QUESTIONS AND ANSWERS

What is being voted on at the Meeting?

The matters to be considered and voted upon at the Meeting are as follows:

1.	Election of Directors: To elect six members of the Board of Directors for the ensuing year (Proposal No. 1).

2.	Appointment of Auditors: To appoint the auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors (Proposal No. 2).

3.	Approval of Stock Incentive Plan: To approve the adoption of the 2010 Stock Incentive Plan (Proposal No. 3).

4.	Other Business: To consider and transact such other business as may properly come before the Meeting.

Shareholders will also be asked to receive and consider the report of the directors and the financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended December 31, 2009.

At the time this Proxy Statement was printed, the Company was not aware of any other matters to come before the Meeting.

How do I vote?

Registered Shareholders

By Proxy. A registered shareholder has the right to appoint a person other than the persons designated in the accompanying form of proxy (and who need not be a shareholder) to attend and act for him or her and on his or her behalf at the Meeting. To exercise this right, the registered shareholder may insert the name of the desired person in the blank space provided in the form of proxy, or may submit another proxy in a form acceptable to the Chair of the Meeting in his or her discretion.

It is important that your shares be represented and that your wishes be made known. Whether or not you expect to attend the Meeting, please complete the enclosed form of proxy as indicated and return it by fax, mail or hand delivery to the office of Computershare Investor Services Inc., or provide voting instructions to Computershare Investor Services Inc. through its internet or telephone voting services, set out in the accompanying form of proxy. In order to be valid for use at the Meeting, the form of proxy must be duly completed, signed and deposited at the office of Computershare Investor Services Inc., as set out in the form of proxy, by 10:00 a.m. (Pacific Time) on July 27, 2010 or, if the Meeting is adjourned or postponed, no later than 48 hours excluding Saturdays, Sundays and holidays before the time to which the Meeting is adjourned or postponed, in either case unless the Chair of the Meeting elects to exercise his or her discretion to accept proxies received subsequently. An undated proxy will be deemed to be dated the date the form of proxy is mailed by management or its agent to the registered shareholder.

In Person. A registered shareholder may attend the Meeting and vote in person. Attending the Meeting will not automatically revoke your prior proxy. You must comply with methods set forth below under “May I revoke my proxy?” in order to revoke your proxy.

Beneficial Shareholders

The information set out in this section is important to many shareholders because a substantial number of shareholders do not hold their common shares in their own name.

Persons who hold common shares through their brokers, agents, trustees or other intermediaries (such persons, “Beneficial Shareholders”) should note that only proxies deposited by registered shareholders whose names appear on the share register of the Company may be recognized and acted upon at the Meeting. If common shares are shown on an account statement provided to a shareholder by a broker, then in almost all cases the name of such shareholder will not appear on the share register of the Company. Such common shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.,” the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.,” the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common shares held by brokers, agents, trustees, banks or other intermediaries can only be voted by those brokers, agents, trustees, banks or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Proxy Statement and ensure they communicate how they would like their common shares voted in accordance with those instructions.

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs.” Those Beneficial Shareholders who have objected to their intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs.” In accordance with National Instrument 54-101 of the Canadian Securities Administrators and Rule 14a-13(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has distributed copies of the Notice of Meeting, this Proxy Statement and the form of proxy to the clearing agencies and intermediaries for onward distribution to Beneficial Shareholders.

Intermediaries will frequently use service companies to forward the Meeting materials to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive Meeting materials will either:

(a)	be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc. by the proxy delivery deadline; or

(b)	more typically, be given a voting instruction form (“VIF”) which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the common shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting common shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a registered shareholder and vote common shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf, and indirectly vote their common shares as proxyholder for the registered shareholders should contact their broker, agent, trustee, bank or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their common shares as a proxyholder.

Who is soliciting proxies and who pays the cost of soliciting proxies?

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. Additionally, the Company may retain proxy solicitation firms to encourage greater shareholder participation if the Company deems it necessary or desirable to do so. The costs of solicitation, which are not determinable at present, but in any event are not material to the Company, will also be borne by the Company.

How will proxies be voted?

The persons named as proxyholders in the enclosed form of proxy are directors or officers of the Company.

A registered shareholder may direct the manner in which his or her common shares are to be voted or withheld from voting by marking the form of proxy accordingly. The proxyholders designated in the enclosed form of proxy will vote or withhold from voting the common shares represented by proxy in accordance with the instructions of the registered shareholder on any ballot that may be called for, and if the registered shareholder specifies a choice with respect to any matter to be acted upon, the common shares will be voted accordingly.

Where no instruction is specified by a registered shareholder on a resolution shown on the form of proxy, or where the instructions are uncertain, the proxyholders designated in the enclosed form of proxy will vote the common shares “FOR” the resolution.

Can my shares be voted if I don’t return my proxy and don’t attend the Meeting?

If a shareholder does not return its form of proxy for common shares held in street name, the shareholder’s broker may be able to vote its common shares on the matters scheduled to come before the Meeting. If a shareholder wants its vote to count in the election of directors, it is critical that the shareholder cast its vote on “Proposal 1: Election of Directors.” In the past, if a shareholder held its common shares in street name and did not indicate how it wanted its common shares voted in the election of directors, the shareholder’s broker was allowed to vote those common shares on the shareholder’s behalf as the broker felt appropriate. Recent changes in regulation take away the ability of a broker to vote uninstructed common shares in the election of directors on a discretionary basis. Thus, if a shareholder holds common shares in street name and does not instruct its broker how to vote in the election of directors, no votes will be cast on the shareholder’s behalf. The broker will, however, continue to have discretion to vote any uninstructed common shares on “Proposal 2: Appointment of Auditors” and “Proposal 3: Approval of 2010 Stock Incentive Plan.”

May I revoke my proxy?

Any registered shareholder returning the enclosed form of proxy may revoke the same at any time insofar as it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the registered shareholder or by his or her attorney authorized in writing or, if the registered shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the registered office of the Company, at any time up to and including the last business day preceding the day of the Meeting or with the Chair of the Meeting prior to the commencement of the Meeting. The registered office of the Company is Suite 1200—200 Burrard Street, Vancouver, British Columbia, Canada V7X 1T2.

How many votes may be cast at the Meeting?

Based on the number of common shares outstanding as of June 7, 2010, up to 85,170,276 votes may be cast on any matter.

How many common shares must be represented at the Meeting to constitute a “quorum”?

Pursuant to the Company’s Articles and Rule 5620(c) of the NASDAQ Stock Market, Inc. Marketplace Rules, the quorum for the transaction of business at the Meeting is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to vote at the Meeting. Based on the number of common shares outstanding as of June 7, 2010, the presence in person or by proxy of 28,390,092 common shares at the Meeting constitutes a quorum.

Abstentions will be counted as votes present for the purposes of determining the presence of quorum for purposes of the matters to be voted on, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as votes present for purposes of determining the presence of a quorum for purposes of the matters to be voted on and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

How many votes do I have?

Every registered shareholder who is present in person and entitled to vote at the Meeting shall have one vote on a show of hands, and on a poll shall have one vote for each common share of which the shareholder is the registered holder, and such shareholder may exercise such vote either in person or by proxy.

How many votes are required for each of the proposals?

Proposal 1: Election of Directors

Directors must be elected by an affirmative vote of a simple majority of the votes cast at the Meeting on this Proposal.

Proposal 2: Appointment of Auditors

The appointment of the auditors for the ensuing year and the authorization of the directors to fix the remuneration to be paid to the auditors requires the affirmative vote of a simple majority of the votes cast at the Meeting on this Proposal.

Proposal 3: Approval of 2010 Stock Incentive Plan

The approval of the Company’s 2010 Stock Incentive Plan requires the affirmative vote of a majority of votes cast by disinterested shareholders of the Company (all shareholders excluding directors, officers and 10% shareholders of the Company and directors and officers of an entity that is itself an insider) at the Meeting on the Proposal.

How does the Board of Directors recommend I vote?

The Board of Directors recommends you vote “FOR” each of the proposals.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 29, 2010

This Proxy Statement, the related proxy card and our 2009 Annual Report are available on our website at www.angiotech.com/investors/proxy.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Company consists of 250,000,000 shares without par value divided into 200,000,000 common shares and 50,000,000 Class I Preference shares.

As of June 7, 2010, there were 85,170,276 common shares and no Class I Preference shares issued and outstanding.

Holders of common shares at the close of business on June 7, 2010 are entitled to receive notice of the Meeting and to attend and vote thereat, but the failure of any shareholder to receive notice of the Meeting does not deprive a registered shareholder of the right to vote at the Meeting. Every registered shareholder who is present in person and entitled to vote at the Meeting shall have one vote on a show of hands, and on a poll shall have one vote for each common share of which the shareholder is the registered holder as at June 7, 2010, and such shareholder may exercise such vote either in person or by proxy. Accordingly, holders of common shares are the only class of the Company’s securities entitled to vote at the Meeting and, assuming no change in the number of outstanding shares as of the record date, are entitled to a total of 85,170,276 votes.

Beneficial Owners of More than Five Percent

As of June 7, 2010, to the knowledge of the directors and executive officers of the Company, no person or group beneficially owns, directly or indirectly, or exercises control or direction over, greater than 5% of any class of voting securities of the Company other than the following:

Title of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (owned or controlled or directed, directly or indirectly)	% of Class(1)
Common	Highland Capital Management, L.P.(2)	6,354,559	7.5%

Common	William L. Hunter, MD, MSc.(3)	7,036,605	8.2%

Common	Interinvest Corporation Inc.(4)	5,295,850	6.2%

Notes:

(1)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 85,170,276 common shares outstanding as of June 7, 2010, plus any securities held by such person exercisable for or convertible into common shares within 60 days after the date of this Proxy Statement.
(2)	Derived solely from a Schedule 13G filed with the SEC on February 16, 2010 by Highland Capital Management, L.P., or Highland, and certain affiliates. The address of Highland, Strand Advisors, Inc. and James D. Dondero is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240. In the Highland 13G, each of the reporting persons reported shared voting power and shared dispositive power over 6,354,559 shares.
(3)	(i) The address of William L. Hunter and Cathryn Hunter is 1618 Station Street, Vancouver, BC V6A 1B6, Canada and (ii) the address of Hunter Limited Partnership and K-Bunny Ventures, LTD. is c/o Lawson Lundell LLP, 1600 – 925 Georgia St. W., Vancouver, BC V6C 3L2, Canada. As of June 7, 2010, (a) William L. Hunter has sole voting power and sole dispositive power over 80,396 shares and shared voting power and shared dispositive power over 6,956,209 shares, (b) Cathryn Hunter has shared voting power and shared dispositive power over 6,956,209 shares and (c) Hunter Limited Partnership and K-Bunny Ventures, LTD. have sole voting power and sole dispositive power over 80,396 shares.
(4)

Derived solely from a Schedule 13D/A filed with the SEC on January 30, 2009 by Interinvest Corporation Inc., or Interinvest, and certain affiliates, (i) the address of Interinvest is 192 South Street, Suite 350, Boston, MA 02111, (ii) the address of Interinvest Consulting Corporation of Canada Limited and Hans P. Black is 3655 rue Redpath, Montreal, QC H3G 2W8, Canada and (iii) the address of Interinvest (Bermuda)

Ltd. is 77 Front Street, 3rd Floor, Hamilton HM 12. In the Interinvest 13D/A, (a) Interinvest reported shared voting power and shared dispositive power over 1,572,150 shares, (b) Interinvest Consulting Corporation of Canada Limited reported shared voting power and shared dispositive power over 2,582,700 shares, (c) Interinvest (Bermuda) Ltd. reported shared voting power and shared dispositive power over 1,061,000 shares and (d) Hans P. Black reported shared voting power and shared dispositive power over 5,295,850 shares.

Beneficial Ownership of Directors and Named Executive Officers

As at June 7, 2010, the number of common shares beneficially owned by each director and Named Executive Officer (defined below) of the Company, or over which each director and Named Executive Officer exercises control or direction, directly or indirectly, is set out in the following table:

Title of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (owned or controlled or directed, directly or indirectly)		% of Class(1)
Common	William L. Hunter, MD, MSc. British Columbia, Canada	7,036,605	(2)	8.2%
Common	David T. Howard British Columbia, Canada	266,453		0.3%
Common	Edward M. Brown California, U.S.A.	57,500		0.1%
Common	Arthur H. Willms British Columbia, Canada	138,260	(3)	0.2%
Common	Laura Brege California, U.S.A.	42,500		0.1%
Common	Henry A. McKinnell Jr. Wyoming, U.S.A.	87,500		0.1%
Common	K. Thomas Bailey Washington, U.S.A.	414,372		0.5%
Common	Rui Avelar, MD British Columbia, Canada	409,900	(4)	0.5%
Common	David D. McMasters, ESQ Washington, U.S.A.	374,150	(5)	0.4%
Common	Jeffrey M. Gross, MD British Columbia, Canada	173,911		0.2%

Notes:

(1)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 85,170,276 common shares outstanding as of June 7, 2010, plus any securities held by such person exercisable for or convertible into common shares within 60 days after the date of this Proxy Statement.
(2)	Dr. Hunter’s holdings include 5,495,435 common shares held indirectly through his wife.
(3)	Mr. Willms’ holdings include 260 common shares held indirectly through his wife.
(4)	Dr. Avelar’s holdings include 3,684 common shares held indirectly through his wife.
(5)	Mr. McMasters’ holdings include 2,000 common shares held indirectly through his wife.

As of June 7, 2010, directors and executive officers of the Company beneficially owned or exercised control or direction over, directly or indirectly, 9,866,030 common shares representing approximately 11.1% of the outstanding common shares in the aggregate.

Section 16(a) Beneficial Ownership Reporting Compliance

On June 19, 2009, a Form 3 filed on behalf of Steven Bryant failed to disclose certain options held by Mr. Bryant. An amended Form 3 correcting this omission was filed on April 16, 2010. We are not aware of any other person who, at any time during the fiscal year ended December 31, 2009, was a director, officer or beneficial owner of more than ten percent of the common shares of the Company that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, shareholders will be asked to approve an ordinary resolution electing six directors for the upcoming year. Directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed, unless his or her office is earlier vacated. In the absence of instructions to the contrary or where instructions are uncertain, the enclosed form of proxy will be voted “FOR” fixing the number of directors at six and “FOR” the proposed nominees herein listed.

Management of the Company proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Age, Province or State and Country of Residence and Position	Principal occupation during the past 5 years	Director Since	Number of Common Shares beneficially owned or controlled or directed, directly or indirectly
William L. Hunter, MD, MSc. British Columbia, Canada President, Chief Executive Officer and Director Age: 47	September 2002 to present—President & Chief Executive Officer, the Company	1992	7,036,605	(3)

David T. Howard British Columbia, Canada Chair of the Board of Directors, Director(1)(2) Age: 60	September 2002 to present—Chair of the Board of Directors, the Company August 2003 to June 2005—Chair, SCOLR, Inc.	2000	266,453

Edward M. Brown, MBA California, U.S.A. Director(1)(2) Age: 46	June 2007 to present—Managing Director, TPG Growth June 2004 to June 2007—Managing Director & Co-founder of Healthcare Investment Partners	2004	57,500

Arthur H. Willms British Columbia, Canada Director(1)(2) Age: 70	1999 to present—Independent Company Director	2004	138,260	(4)

Laura Brege, MBA California, U.S.A. Director(1)(2) Age: 52	2006 to present—Executive Vice President & Chief Operating Officer, Onyx Pharmaceuticals, Inc. 1999 to 2007—General Partner, Red Rock Management	2007	42,500

Henry A. McKinnell Jr., MBA, Ph.D. Wyoming, U.S.A. Director(1)(2) Age: 67	June 2002 to present—Chairman, Accordia Global Health Foundation 2001 to 2006—Chief Executive Officer & Chairman of Pfizer Inc.	2008	87,500

Notes:

(1)	Member of the Company’s Audit Committee.
(2)	Member of the Company’s Governance, Nominating and Compensation Committee.
(3)	Dr. Hunter’s holdings include 5,495,435 common shares held indirectly through his wife.
(4)	Mr. Willms’ holdings include 260 common shares held indirectly through his wife.

The following are brief biographies of the Company’s nominees. The information presented includes information each director has given about his or her age, all positions held, his or her principal occupation and business experience for the last five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. Also included is a brief discussion of the specific experience, qualifications, attributes, and skills of each nominee that lead the Board of Directors to the conclusions that the nominee should serve as a director.

William L. Hunter, MD, MSc., President & Chief Executive Officer, Director. Dr. Hunter is a founder of the Company, has been Chief Executive Officer of the Company since 1997, and has been a member of the Company’s scientific and management teams since its inception. He serves as a director of Cardiome Pharma, Corp. and CombinatoRx Incorporated. Dr. Hunter has been honored with many awards including, most recently, the 2005 BC Innovation Council’s Cecil Green Award for Science and Technology Entrepreneurship and the 2005 Canadian Venture Capital Association’s Entrepreneur of the Year. He received his Bachelor of Science Degree from McGill University, Montreal in 1985 and his Masters of Science and Doctor of Medicine Degree from the University of British Columbia in 1989 and 1992, respectively. Dr. Hunter’s medical knowledge, research and development experience, commercial acumen and involvement with the Company as a founder and CEO, as well as his experience serving as a director of other companies, are invaluable to the discussions of the Board of Directors.

David T. Howard, Chair of the Board of Directors, Director. David Howard joined the Company’s Board of Directors in March 2000 and became Chair of the Board of Directors in September 2002. Mr. Howard is a director of Via Pharmaceuticals, Inc., and has served as a director of SemBioSys Genetics, Inc. and SCLOR Inc. Previously he was CEO, President and Chairman of the Board of SCOLR, Inc., a biopharmaceutical company located in Redmond, WA. Prior to this, he has served as President and Chief Operating Officer of Novopharm International, Inc. of Toronto, Ontario and President of Novopharm USA, Inc. Mr. Howard’s industry experience includes operational and strategic positions with Boehringer Mannheim Canada, where he was Vice President Pharmaceuticals, and Rhône-Poulenc Pharma in Montreal and Paris, where he was Vice-President Sales and Marketing. Mr. Howard’s strategic and operational experience as an executive of a biopharmaceutical company, as well as his substantial prior experience in the pharmaceutical industry, provide the Board of Directors valuable insight into the Company’s industry.

Edward M. Brown, MBA, Director. Edward (Ned) Brown is a Managing Director of TPG Growth, a private equity firm, where he focuses on private equity investments in healthcare companies. Prior to joining TPG Growth, Mr. Brown was a co-founder of Healthcare Investment Partners (“HIP”), a private equity firm focused exclusively on healthcare investments. Before HIP, Mr. Brown was a Managing Director in the Healthcare Group of Credit Suisse First Boston, an investment bank, where he led the firm’s West Coast healthcare effort and was one of the senior partners responsible for the firm’s global life sciences practice. Mr. Brown has over 23 years of experience as a financial advisor and investor in the healthcare industry. Mr. Brown also serves on the Board of Directors of Cardiovascular Systems, Inc. Mr. Brown graduated Phi Beta Kappa, Magna Cum Laude with High Honors from Middlebury College with a B.A. Degree in English and received his MBA degree from Anderson Graduate School of Management at UCLA. Mr. Brown brings to the Board of Directors years of experience in advising and providing financing for companies within the healthcare industry, and provides insight into the Company’s strategic and business development activities.

Arthur H. Willms, MA, Director. Arthur Willms is a Director and retired President and Chief Operating Officer of Westcoast Energy, Inc. where he held senior executive positions for 24 years. Mr. Willms’ other directorships are Pacific Northern Gas Ltd., BC Lotteries Corp. and Pristine Power Inc. He is also the Chair of the Board for the Vancouver Symphony Orchestra. Mr. Willms has been a lecturer in Economics at the University of Calgary and holds a Bachelor of Arts Degree in Education, a Bachelor of Science Degree in Mathematics, and a Masters Degree in Economics from the University of Calgary. Mr. Willms is a member of two audit committees and is the chair of one of these committees. Mr. Willms’ past operational experience as a senior executive, his experience as a director of companies in a variety of industries, and in particular his service on several audit committees, provide the Board of Directors financial and accounting expertise.

Laura Brege, MBA, Director. Ms. Brege is currently Executive Vice President and Chief Operating Officer at Onyx Pharmaceuticals, Inc., where she is responsible for Sales and Marketing, Medical and Scientific Affairs, Program Leadership, Technical Operations, Manufacturing, Commercial Operations and Strategy. Onyx Pharmaceuticals is focused on developing and commercializing innovative cancer treatments. Prior to joining Onyx Pharmaceuticals, Ms. Brege was a General Partner at Red Rock Management, a venture capital firm specializing in early stage financing for technology companies. Prior to her work at Red Rock Management, she was the Senior Vice President and Chief Financial Officer at COR Therapeutics, a biotechnology company that specialized in drug therapies for cardiovascular disease. While at COR, Ms. Brege was instrumental in helping the company grow from a research and development start-up to an operations-based enterprise with a commercialized product. Before joining COR, Ms. Brege was Vice President and Chief Financial Officer at Flextronics, a multi-billion dollar electronics manufacturer. She was also Vice President and Treasurer of The Cooper Companies, a Fortune 500 diversified company with operations worldwide. Ms. Brege is also a member of the Board of Directors of Acadia Pharmaceuticals, Inc. Ms. Brege’s breadth of operational, financial and sales and marketing experience as both a venture capitalist and in corporate operations provide a valuable sales and marketing, financial and operational perspective to the Board of Directors with respect to the Company’s own operations, as well as with respect to established companies within the Company’s industry and to venture-stage companies in which the Company may invest. Additionally, her experience in growth-stage biotechnology firms provides valuable insight into implementing research and development strategies for companies within the Company’s industry.

Henry A. McKinnell Jr., Director. Henry A. McKinnell Jr. is the Chairman of the Governance, Nominating and Compensation Committee, is a member of the Audit Committee and serves as the lead independent director of the Board of Directors of Moody’s Corporation. Dr. McKinnell served as Chairman of the Board of Pfizer Inc., a pharmaceutical company, from May 2001 until his retirement in December 2006 and Chief Executive Officer from January 2001 to July 2006. He served as President of Pfizer Inc. from May 1999 to December 2000 and as Executive Vice president from 1992 to 1999. Dr. McKinnell serves a Chairman of the Board of the Accordia Global Health Foundation. He is Chairman Emeritus of the Connecticut Science Center, and is a member of the Academic Alliance for AIDS Care and Prevention in Africa. He served as director of Pfizer Inc. and ExxonMobil Corporation until 2007 and John Wiley & Sons until 2005. Dr. McKinnell’s strategic and operational experience as an executive of Pfizer Inc., a public pharmaceuticals company, his experiences as a public company director, as well as his substantial involvement with business and civic organizations, allow the Board of Directors to draw on his years of experience with publicly traded companies with global operations in evaluating corporate best practices and strategic decision-making.

For further information on the Board of Directors and any committees thereof and the executive officers of the Company, see the sections entitled “CORPORATE GOVERNANCE” and “EXECUTIVE COMPENSATION” in this Proxy Statement.

PROPOSAL 2: APPOINTMENT OF AUDITORS

The firm of PricewaterhouseCoopers LLP, Chartered Accountants, of 250 Howe Street, British Columbia (“PWC”) served as independent auditors for the Company for the year ended December 31, 2009. PWC was first appointed as independent auditors of the Company on June 8, 2006. The Audit Committee pre-approves all services provided by PWC.

In the absence of instructions to the contrary or where instructions are uncertain, the enclosed form of proxy will be voted “FOR” the reappointment of PWC as the auditors of the Company to hold office for the ensuing year at a remuneration to be fixed by the Board of Directors.

The Company has been advised that a representative of PWC will attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

The aggregate fees for professional services rendered by the independent auditors, PWC, for the Company for the years ending December 31, 2009 and December 31, 2008 totaled $1,485,186 and $2,521,565, respectively, as detailed in the following table. All amounts are in U.S. dollars and have been converted from Canadian dollars using an average foreign exchange rate for the period indicated:

(in U.S. dollars)	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$1,377,038	$1,474,063
Audit-Related Fees	$—	$853,763
Tax Fees	$54,293	$193,738
All Other Fees	$53,855	$—

TOTAL	$1,485,186	$2,521,564

The nature of the services provided by PWC under each of the categories indicated in the foregoing table is described below.

Audit Fees

Audit fees were for professional services rendered for the audit of the Company’s annual financial statements (including internal control over financial reporting requirements under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”)), quarterly reviews of interim financial statements and services provided in connection with regulatory filings or engagements.

Audit-Related Fees

Audit-related fees were for assurance and related services reasonably related to the performance of the audit or review of the annual statements and are not reported under “Audit Fees” above. For 2008, these fees consisted of statutory audits of foreign subsidiaries and significant audit activities related to proposed financing transactions.

Tax Fees

Tax fees were for tax compliance, tax advice and tax planning professional services. These services consisted of tax compliance, including the review of tax returns and tax planning and advisory services relating to common forms of domestic and international taxation (i.e. income tax, capital tax, goods and services tax, value added tax and payroll tax).

All Other Fees

In 2009, “All Other Fees” related primarily to services in regards to auditor consents required for the Company’s S-3 and S-8 filings.

PROPOSAL 3: APPROVAL OF 2010 STOCK INCENTIVE PLAN

At the Meeting, shareholders will be asked to approve an ordinary resolution authorizing the Company’s 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”) which will replace the Company’s current stock incentive plan (the “2006 Stock Incentive Plan”). In the absence of instructions to the contrary or where instructions are uncertain, the enclosed form of proxy will be voted “FOR” authorizing the 2010 Stock Incentive Plan.

Background

Adoption of the 2010 Stock Incentive Plan is part of the Company’s continuing efforts to build upon and enhance long term shareholder value. The 2010 Stock Incentive Plan reflects the Company’s commitment to a long term incentive compensation structure that aligns the interests of our employees and directors with the interests of our shareholders.

The Company is recommending terminating the use of the 2006 Stock Incentive Plan and adopting the 2010 Stock Incentive Plan in order to:

•	facilitate compliance with recently-implemented share ownership guidelines for executive officers and directors;

•	further align the interests of directors, officers, and employees with the interests of shareholders;

•	provide additional flexibility in awarding compensation packages to directors, officers and employees;

•	extend and expand current stock-based compensation programs beyond the expiration of the five-year term of the 2006 Stock Incentive Plan; and

•

provide the Board of Directors with discretion to award restricted stock units (“RSUs”), deferred stock units (“DSUs”) and non-tandem stock appreciation rights (“SARs”) in addition to the tandem SARs and options awardable under the 2006 Stock Incentive Plan.

Other than those changes described above or otherwise herein, the terms of the 2010 Stock Incentive Plan will be substantially the same as the 2006 Stock Incentive Plan.

Description and Comparison of the 2010 Stock Incentive Plan to the 2006 Stock Incentive Plan

The following summary of the material features of the 2010 Stock Incentive Plan is qualified in its entirety by the specific language of the 2010 Stock Incentive Plan, a copy of which is attached hereto as Appendix A.

Eligibility—Both the 2006 Stock Incentive Plan and the 2010 Stock Incentive Plan are designed to assist the Company in attracting, retaining and motivating directors, officers and employees of the Company and will be administered by the Board of Directors in accordance with the rules and policies of the TSX and NASDAQ. Under the 2006 Stock Incentive Plan, awards may be granted to directors, officers, employees and other service providers, including those providing ongoing management or consulting services to the Company (the “Service Providers”). As of the date hereof, there are approximately five directors, 11 officers, 1,350 employees and 2 other service providers eligible to receive grants of awards. Under the 2010 Stock Incentive Plan, persons eligible for grants of awards will not be changed. However, it is the Company’s expectation that RSUs and DSUs will only be granted to officers and directors.

Type of Awards—Under the 2006 Stock Incentive Plan, the Company has the discretion to issue stock options and tandem SARs. Under the 2010 Stock Incentive Plan, the Company will have the discretion to issue stock options, SARs (both tandem and non-tandem), RSUs and DSUs. The details of each type of award are detailed below.

Stock Options

Limits on Option Issuance—Under the 2006 Stock Incentive Plan, the maximum number of shares issuable to any one optionee cannot exceed 5% of the total number of issued and outstanding common shares of the Company on a non-diluted basis. In addition, the number of common shares which may be reserved for issue pursuant to options granted to insiders of the Company cannot exceed 20% of the total number of issued and outstanding common shares of the Company on a non-diluted basis. These limitations will not apply under the 2010 Stock Incentive Plan. The number of options issuable under the 2010 Stock Incentive Plan is described below under “—Shares Issuable Under the 2010 Stock Incentive Plan.”

Option Exercise Price—Under both the 2006 Stock Incentive Plan and the 2010 Stock Incentive Plan, the exercise price of each option is fixed in either Canadian or U.S. dollars by the Board of Directors and may not be less than the closing price of the Common shares on the TSX or the NASDAQ, as applicable, for the last day common shares were traded prior to the date the option was granted. As of June 14, 2010, the closing price of a common share on the NASDAQ was U.S.$0.87, and the closing price of a common share on the TSX was CDN$0.92.

Exercise Period—Under the 2006 Stock Incentive Plan, options are exercisable on the 5th anniversary of their date of grant, unless terminated earlier in accordance with their terms. Under the 2010 Stock Incentive Plan, options will be exercisable until the 7th anniversary of their date of grant, unless terminated earlier in accordance with their terms.

Vesting of Options—Under both the 2006 Stock Incentive Plan and the 2010 Stock Incentive Plan, options vest over time as determined by the Board of Directors. If a Change of Control (as defined below) occurs, the options may vest immediately.

SARs—Under the 2006 Stock Incentive Plan, the Board of Directors is authorized to issue tandem SARs in connection with all or a portion of the existing outstanding options granted thereunder. Tandem SARs provide the optionee with the right to surrender vested options for termination in return for common shares with a market value equal to the net proceeds that the optionee would have otherwise received had such optionee exercised the vested options and immediately sold the underlying common shares.

Under the 2010 Stock Incentive Plan, the Board of Directors will no longer be restricted to the issuance of only tandem SARs. The Board of Directors is authorized to issue SARs either in tandem with an option, or with a notional exercise price and unrelated to any option. If unrelated to any option, each holder of the SAR is entitled to receive the number of shares equal to (x) the difference between (A) the notional exercise price attached to each SAR at the time of grant and (B) the current fair market value of a common share on such date (as determined by the closing price of a common share during normal trading hours on either the TSX or NASDAQ for such date or the last preceding date on which there was a sale of common shares on the TSX or NASDAQ, as applicable), multiplied by (y) the number of SAR units exercised. The Board of Directors has discretion to set the notional exercise price of each SAR, provided that such notional exercise price is not less than the closing price of a common share on the TSX or NASDAQ on the date prior to the grant. SARs issued under the 2010 Stock Incentive Plan expire on the 7th anniversary of their date of grant, unless terminated earlier in accordance with their terms, and vest as determined by the Board of Directors on the date of grant.

RSUs—RSUs entitle holders to receive to one common share on the date of issuance upon satisfaction of vesting or other criteria. No RSUs were authorized under the 2006 Stock Incentive Plan. Under the 2010 Stock Incentive Plan, the Board of Directors has discretion to issue RSUs. RSUs granted pursuant to the 2010 Stock Incentive Plan will vest as determined by the Board of Directors on the date of the grant, but in no event later than three years following the date of grant. Once vested, holders of RSUs may generally elect a date to receive payment, provided that (i) payments must be made to U.S. holders immediately after an award has vested, and (ii) pursuant to Canadian law, payments must be made to holders no later than the end of the third calendar year following the grant date. Upon the payment date, holders must pay in full any amounts required to be withheld by the Company for taxes in connection with the payment or settlement of the RSU. In its discretion, the Board of

Directors may include in any award of RSUs a dividend equivalent right entitling the participant to receive consideration equal to any dividends paid on the common shares while the RSUs are outstanding.

DSUs— DSUs entitle holders to receive one common share on the date of issuance upon satisfaction of vesting or other criteria (including, without limitation, the conclusion of the holder’s service as a director, officer, or employee of the Company). No DSUs were authorized under the 2006 Stock Incentive Plan. Under the 2010 Stock Incentive Plan, the Board of Directors has discretion to issue DSUs. DSUs granted pursuant to the 2010 Stock Incentive Plan will vest as determined by the Board of Directors on the date of the grant. Upon the payment date, holders must pay in full any amounts required to be withheld by the Company for taxes in connection with the payment or settlement of the DSU. In its discretion, the Board of Directors may include in any award of DSUs a dividend equivalent right entitling the participant to receive consideration equal to any dividends paid on the common shares while the DSUs are outstanding.

Shares Issuable Under the 2010 Stock Incentive Plan— The 2006 Stock Incentive Plan provides for the issuance of options and tandem SARs to purchase up to 13,937,756 common shares, representing approximately 16.46% of the issued and outstanding shares of the Company at the time the 2006 Stock Incentive Plan was adopted and 16.36% of the present issued and outstanding shares, being 85,170,276 as at June 7, 2010. The 2010 Stock Incentive Plan provides for the issuance of options, SARs, RSUs, and DSUs to with respect to an amount equal to the sum of (x) the total number of common shares available for issuance under the 2006 Stock Incentive Plan on the date that the 2010 Stock Incentive Plan is implemented (3,391,473, if enacted on the date hereof, representing approximately 3.98% of the issued and outstanding shares of the Company as of the date hereof), plus (y) any additional common shares that would otherwise have become issuable under the 2006 Stock Incentive Plan as the result of the future forfeiture, surrender, cancellation or termination of any currently outstanding awards made under the 2006 Stock Incentive Plan (10,328,155, if enacted on the date hereof, representing approximately 12.13% of the issued and outstanding shares of the Company as of the date hereof). The maximum number of common shares issuable under the 2010 Stock Incentive Plan is not allocated amongst the four award types; the directors will determine how many of each award type to grant. On and after the date on which the 2010 Stock Incentive Plan is implemented, the Company shall not issue any further options under the 2006 Stock Incentive Plan.

The number and exercise price of options or SARs granted under the 2006 Stock Incentive Plan and the number and exercise price, if applicable, of options, SARs, RSUs and DSUs granted under the 2010 Stock Incentive Plan and the number of shares issuable under the 2010 Stock Incentive Plan may adjust if any share reorganization, special distribution or corporate reorganization occurs, subject to the approval of the TSX, the NASDAQ and any other governmental authority having jurisdiction.

The maximum number of shares which may be issuable pursuant to options or SARs granted under the 2010 Stock Incentive Plan to a participant in one calendar year shall be 4,000,000, subject to the adjustment provisions described above. The maximum aggregate number of shares (as described above) that are issuable under the 2010 Stock Incentive Plan may be granted in the form of incentive stock options or such other combination of awards as determined by the Board of Directors.

Separation from Service—If a holder dies, becomes disabled or retires while holding any awards, then vested stock options and SARs generally remain exercisable for one year (unless they expire earlier in accordance with their terms) and vested RSUs and DSUs are generally paid out immediately. If a holder is terminated for cause or voluntarily resigns, all outstanding awards are generally immediately cancelled. In all other circumstances, the holder generally has 90 days after termination to exercise any vested awards, unless such awards terminate earlier in accordance with their terms. All unvested awards are forfeited.

Change of Control—While the 2006 Stock Incentive Plan provides for vesting of awards upon the occurrence of a Change of Control (a “single trigger”), under the 2010 Stock Incentive Plan, awards generally vest and become fully exercisable if the holder is terminated without cause within two years following a Change of Control (a “double trigger”). In the event of any Change of Control where awards are not assumed (or substituted) by the surviving corporation, the Board of Directors may, in its sole discretion, generally (i) provide that awards shall become fully vested, (ii) determine that any or all outstanding awards granted under the plan will be canceled and terminated and that in connection with such cancellation and termination the holder of the award may receive for each share subject to (A) a stock option or SAR, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by the Company’s shareholders in respect of a share in connection with such transaction and the exercise price of the stock option or SAR, multiplied by the number of shares subject to the stock option or SAR or (B) subject to an RSU or DSU, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the consideration received by the Company’s shareholders in conjunction with the transaction or (iii) provide that the period to exercise stock options and SARs granted under the plan shall be extended (but not beyond their expiration date). For purposes of the 2010 Stock Incentive Plan, “Change of Control” means (a) more than 50% of the incumbent members of the Board of Directors being replaced without the approval of the Board of Directors in existence prior to such change, (b) the acquisition of ownership or control or direction of more than 50% of the voting shares of the Company by one holder or a group of holders acting in concert, (c) the disposition of all or substantially all of the assets of the Company pursuant to a merger, consolidation or other transaction, (d) the adoption of a resolution to wind-up, dissolve, or liquidate the Company, or (e) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition of the Company in which the holders of the voting shares of the Company hold less than 50% of the voting shares after completion of the transaction.

Blackout Provisions—If any deadline under the 2010 Stock Incentive Plan would otherwise require an action to be taken during a period when the Company has instituted an internal “blackout” period which precludes the holder from trading the securities of the Company, such deadline will be extended to date which is 10 days after the end of such blackout period.

Financial Assistance—Under the 2010 Stock Incentive Plan, the Company will not lend money or provide any financial assistance to officers or directors.

No Assignment or Transfer-No participant may assign or transfer any of his or her rights or awards under the 2010 Stock Incentive Plan, except for estate planning purposes.

Amendments to the Plan—The 2010 Stock Incentive Plan contains detailed provisions indicating the types of amendments which may be made to the plan or to the terms of any outstanding awards without prior shareholder approval (as well as those that may be made with the approval of all or disinterested shareholders). Amendments which may be made without shareholder approval include altering vesting terms, acceleration of the expiration date of an award, amending definitions or the mechanics of exercise and effecting certain “housekeeping” amendments or amendments necessary to comply with regulatory of stock exchange rules. Shareholders should carefully review Section 12.4 of the 2010 Stock Incentive Plan for a full description of these amendments.

Administration—The 2010 Stock Incentive Plan will be administered and interpreted by the Board of Directors, which has the full and final authority in its discretion, but subject to the provisions of the plan and any award agreement, to interpret the 2010 Stock Incentive Plan and each award agreement, to prescribe, amend and rescind rules and regulations relating to the 2010 Stock Incentive Plan and the award agreements, to make all other determinations deemed necessary or advisable in respect of the 2010 Stock Incentive Plan and the award agreements and to determine the terms and conditions of each award subject to the terms of the 2010 Stock Incentive Plan. The interpretation and construction of any provision of the 2010 Stock Incentive Plan or any award agreement by the Board of Directors shall be final and conclusive. The Board of Directors may delegate any or all of its authority hereunder to a committee of the Board of Directors.

U.S. Federal Income Tax Considerations

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options and stock appreciation rights. This summary is not intended to constitute tax advice and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options.

The recipient of an incentive stock option will not be required to recognize income for federal income tax purposes on the grant or exercise of such option, and the Company and its subsidiaries will not be entitled to a deduction. However, the excess of the fair market value of the Company’s common stock received on the date of exercise over the exercise price paid will be included in the recipient’s alternative minimum taxable income. The recipient’s basis in shares of the Company’s common stock received on exercise will be equal to the exercise price, and the recipient’s holding period in such shares will begin on the day following the date of exercise.

If an optionee does not dispose of the Company’s common stock acquired upon exercise within either the one-year period beginning on the date of exercise or the two-year period beginning on the date of grant of the incentive stock option, then any gain or loss realized by the optionee upon the subsequent disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company or any of its subsidiaries. If the optionee disposes of the Company’s common stock within the one-year or two-year periods referred to above (a “disqualifying disposition”), the optionee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Company’s common stock on the date of exercise over the exercise price (or, if less, the net proceeds of the disposition), and the Company or one of its subsidiaries will generally be entitled to a corresponding deduction. Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise will be taxable as capital gain. If the amount realized is less than the exercise price, and the loss sustained on the disqualifying disposition would otherwise be recognized, the optionee will not recognize any ordinary income from the disposition and instead will recognize a capital loss.

Non-Qualified Stock Options and Stock Appreciation Rights.

The recipient of a stock option or a stock appreciation right will not be required to recognize income for federal income tax purposes upon the grant of such award, and the Company and its subsidiaries will not be entitled to a deduction. Upon the exercise of an option or a stock appreciation right, the recipient will recognize ordinary income in the amount by which the fair market value of the Company’s common stock at the time of exercise exceeds the exercise price, and the Company or one of its subsidiaries will be entitled to a corresponding deduction. The recipient’s basis in the Company’s common stock received will equal the fair market value of the shares on the exercise date, and the recipient’s holding period will begin on the day following the exercise date.

The recipient of a stock option or stock appreciation right should not be subject to Canadian tax as long as he is a non-resident of Canada and he does not provide employment services in Canada.

Section 162(m).

With regard to stock options and stock appreciation rights, any entitlement to a tax deduction on the part of the Company or its subsidiaries is subject to the applicable tax rules, including, without limitation, Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The 2010 Stock Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options and stock appreciation rights.

New Plan Benefits

Future benefits under the 2010 Stock Incentive Plan will be granted at the discretion of the Board of Directors, and are therefore not currently determinable.

During 2009, stock options and tandem SARs were granted under the 2006 Stock Incentive Plan to the named executive officers as set forth under “Executive Compensation—Summary Compensation Table” and “—Grants of Plan-Based Awards.” In addition, in 2009, 1,555,000 options and tandem SARs were granted to employees and Service Providers other than the named executive officers under the 2006 Stock Incentive Plan.

Recommendation and Vote Required

The Board of Directors recommends a vote FOR the adoption of the new 2010 Stock Incentive Plan.

Since the 2010 Stock Incentive Plan does not contain restrictions on insider participation that would otherwise limit the number of shares issuable to insiders of the Company, the rules of the TSX require that the 2010 Stock Incentive Plan must be approved by a majority of votes cast by disinterested shareholders of the Company (all shareholders excluding directors, officers and 10% shareholders of the Company and directors and officers of an entity that is itself an insider). The full text of the proposed ordinary resolution is set out in Appendix B hereto.

Any shares beneficially owned by insiders will not be counted in the vote. To the best of the Company’s knowledge, as of the date hereof, the total number of shares which will be withheld from voting on this resolution is 6,270,951. For more information, please refer to the text of the proposed 2010 Stock Incentive Plan, a copy of which is attached hereto as Appendix A.

CORPORATE GOVERNANCE

Good governance is an important factor in the effective operation of the Company. Shareholders expect, and are entitled to, a Board of Directors that capably represents their interests in overseeing management.

The Company’s Board of Directors is strongly committed to the corporate governance requirements of the Canadian and United States securities commissions and stock exchanges, including SOX. The Company considers these sources in reviewing, and revising where necessary, its corporate governance practices. We were compliant with the SOX section 404 internal control over financial reporting requirements for the years ended December 31, 2009 and December 31, 2008.

The following disclosure has been prepared in accordance with the requirements of NASDAQ and the SEC. The Company believes that it meets or exceeds all applicable corporate governance requirements and will continue to be proactive in complying with new or evolving corporate governance standards.

For each of the past ten years, none or our directors or executive officers has been a director or officer of another issuer which, while that person was acting in that capacity or within one year of that person ceasing to act in that capacity, became bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangements or compromises with creditors or had a receiver, manager or trustee appointed to hold its assets.

There are no family relationships among the directors and executive officers of the Company.

The Board of Directors

Our Board of Directors currently consists of five independent members and one executive member. The following sets out the identity of our independent and non-independent directors together with a list of the other reporting issuers of which our directors are also a director.

Name of Director	Independent/Non-Independent	Other Reporting Issuers Of Which Director Is Also A Director Or Has Been a Director In The Last Five Years

William L. Hunter	Non-Independent	Cardiome Pharma, Corp; CombinatoRx, Incorporated (f/k/a Neuromed Pharmaceuticals, Inc.)

David T. Howard (Chair)	Independent	SemBioSys Genetics, Inc.; Via Pharmaceuticals, Inc., SCLOR Inc.

Edward M. Brown	Independent	Cardiovascular Systems Inc.

Laura Brege	Independent	Acadia Pharmaceuticals, Inc.

Arthur H. Willms	Independent	Pacific Northern Gas Ltd.; BC Lotteries Corp., Pristine Power Inc.

Henry A. McKinnell Jr.	Independent	Moody’s Corporation, Pfizer Inc., ExxonMobil Corporation, John Wiley & Sons

The role of Chair of the Board of Directors is held by David Howard, an independent director, and is separate from the role of the Chief Executive Officer in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chair of the Board of Directors. The Chief Executive Officer is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company.

The role of the Chair of the Board of Directors is set forth in the Company’s Corporate Governance Guidelines, and includes facilitating communications between and among directors, committee chairs and other directors and between the Board of Directors and Chief Executive Officer, presiding at all meetings of the Board of Directors and executive sessions of the independent directors, assisting in evaluations of the Board of Directors, its committees and its individual directors, and such other responsibilities as the Board of Directors may direct from time to time. The Chair of the Board of Directors sets the agenda for meetings of the Board of Directors, including directing the Board of Directors in its oversight and evaluation of the Company’s performance. The Company’s Corporate Governance Guidelines, which is available on the Company’s website at www.angiotech.com, outlines responsibilities of the Company’s Board of Directors, and identifies the personal and professional conduct expected of the directors. Independent directors also chair the two committees of the Board of Directors. The Board of Directors has not developed written position descriptions for the Chair of each committee. The Chair of each Board of Directors committee establishes the responsibilities of the committee as contained in each committee’s charter and leads the fulfillment of the committee’s mandate as outlined in each committee’s charter.

William Hunter is not independent because of his position as President and Chief Executive Officer of the Company. The Board of Directors has developed a written position description for the Chief Executive Officer of our Company. We believe that while Dr. Hunter is not independent, his position at the Company and his knowledge of the operations and business of the Company are essential to the other directors and enhance the effectiveness of the Board of Directors. Each director brings unique experiences and skills in providing oversight and governance, as described in “Proposal 1: Election of Directors.” All committees of the Board of Directors consist solely of independent directors.

Under both SOX and the NASDAQ rules, the independence of a director is determined based upon certain criteria which evaluate whether the director has a relationship with the Company that would interfere with the exercise of the director’s independent business judgment. At present, if the nominees for election as directors are approved at the Meeting, five out of six of the Company’s directors would be considered independent under these rules.

The independent directors excuse the non-independent director and members of management for a portion of each meeting. The independent directors held four meetings during the year ended December 31, 2009.

Set out below is the attendance record for each of our directors for all Board of Directors and committee meetings held during the year ended December 31, 2009, including one special meeting devoted to the Company’s corporate strategy and direction:

Director(1)	Attendance at Board of Directors Meetings

William L. Hunter	12 of 12 meetings attended

David T. Howard	12 of 12 meetings attended

Edward M. Brown	10 of 12 meetings attended

Laura Brege	12 of 12 meetings attended

Arthur H. Willms	11 of 12 meetings attended

Henry A. McKinnell Jr.	11 of 12 meetings attended

Notes:

(1)	The overall attendance was 94% at Board of Directors meetings.

There is no formal policy that requires directors to attend the annual general meeting. However, the Company encourages each director to attend the meeting. All members were present at the Company’s 2009 annual general meeting.

Effective June 4, 2009, the Company consolidated the Compensation Committee and the Governance and Nominating Committee. Set out below is the attendance record for each of our directors for all committee meetings held during the period January 1, 2009 to September 30, 2009:

Director(1)	Committee	Attendance at Committee Meetings
William L. Hunter	N/A	N/A

David T. Howard	Audit Compensation Governance and Nominating	3 of 3 meetings attended 3 of 3 meetings attended 2 of 2 meetings attended

Edward M. Brown	Audit Compensation Governance and Nominating	1 of 1 meeting attended 2 of 3 meetings attended 2 of 2 meetings attended

Laura Brege	Audit Governance and Nominating	1 of 1 meeting attended 1 of 1 meeting attended

Arthur H. Willms	Audit Compensation Governance and Nominating	3 of 3 meetings attended 3 of 3 meetings attended 2 of 2 meetings attended

Henry A. McKinnell Jr.	Audit Governance and Nominating	1 of 1 meeting attended 1 of 1 meeting attended

Set out below is the attendance record for each of our directors for all committee meetings held during the period October 1, 2009 to December 31, 2009:

Director(1)	Committee	Attendance at Committee Meetings
William L. Hunter	N/A	N/A

David T. Howard	Audit Governance, Nominating and Compensation	2 of 2 meetings attended 3 of 3 meetings attended

Edward M. Brown	Audit Governance, Nominating and Compensation	2 of 2 meetings attended 3 of 3 meetings attended

Laura Brege	Audit Governance, Nominating and Compensation	2 of 2 meetings attended 3 of 3 meetings attended

Arthur H. Willms	Audit Governance, Nominating and Compensation	2 of 2 meetings attended 3 of 3 meetings attended

Henry A. McKinnell Jr.	Audit Governance, Nominating and Compensation	2 of 2 meetings attended 3 of 3 meetings attended

Notes:

(1)	The overall attendance for 2009 was 98% at Committee meetings.

Role of the Board of Directors

The Board of Directors has overall responsibility for the conduct of the business and affairs of the Company and discharges this responsibility both directly and through delegating certain authority to committees of the Board of Directors and to senior management of the Company. The Board of Directors’ written mandate is set out in the Company’s Corporate Governance Guidelines, which is available on the Company’s website at www.angiotech.com.

The direct responsibilities of the Board of Directors include:

•

choosing the Company’s Chief Executive Officer, who is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, and overseeing key executive succession plans with the advice and assistance of the Chief Executive Officer and of the Governance, Nominating and Compensation Committee;

•

developing and overseeing the implementation of the Company’s corporate objectives, financial plans and budgets and of the Company’s strategic plan which takes into account an identification of business opportunities and business risk;

•	monitoring and assessing the Company’s performance in meeting both short and long-term goals established by the Board of Directors;

•	monitoring and assessing the Company’s legal and regulatory compliance and risk management programs;

•	directly reviewing and approving major transactions proposed by management;

•

reviewing reports and recommendations from committees of the Board of Directors with respect to matters such as succession planning, adequacy of the Company’s internal controls, disclosure controls and preparation of financial statements, and giving necessary directions to management; and

•

reviewing the content of significant communications with shareholders and the investing public, including the 10-K, 10-Qs, annual reports, annual information forms and quarterly and annual financial statements and related management’s discussion and analysis.

To ensure directors exercise independent judgment in considering transactions and agreements in respect of which directors or management have a material interest, the directors or management, with the material interest, do not participate in the negotiations or approvals process.

In addition, each year the Board of Directors (with the assistance of the Governance, Nominating and Compensation Committee) formally reviews its own performance, the performance of each committee of the Board of Directors, the performance of the Chair of the Board of Directors and the performance of the Chief Executive Officer. The performance of individual directors is reviewed annually by the Chair of the Board of Directors. Each director completes a questionnaire that provides both qualitative and quantitative feedback on the performance of the Board of Directors and each Committee. The responses are compiled by the Chair of the Board of Directors and provided to the Governance, Nominating and Compensation Committee. This Committee reviews the responses and submits a report and action plan for board improvement to the Board of Directors. Where necessary the Chair of the Board of Directors will perform one-on-one interviews with directors whose performance is unsatisfactory.

The Company has adopted a code of ethics for our Chief Executive Officer, Chief Financial Officer and Senior Vice President of Finance. In addition, the Company has also adopted a guide of business conduct for our employees. The current code of ethics and the guide of business conduct are available on the Company’s website at www.angiotech.com. Management reports violations of the codes and any remedial actions it has taken to the Board of Directors.

Risk Management

The Board of Directors’ role in the risk management process is to oversee and monitor the Company’s risk management programs. The Board of Directors reviews information regarding the Company’s finances and operations, as well as the risks associated with each. The Company’s Governance, Nominating and Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements, as well as risks associated with the independence of the Board of Directors and potential conflicts of interest. The Audit Committee oversees the process by which the Company’s senior management assesses and manages exposure to, and management of, financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Compensation of Directors

Amounts paid to non-executive directors during the year ended December 31, 2009 are presented in the table below.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)(2)	Non equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
David T. Howard	$99,092	—	$20,278	—	—	—	$119,370
Hartley T. Richardson(3)	$18.264	—	$0	—	—	—	$18,264
Edward M. Brown	$67,200	—	$19,791	—	—	—	$86,991
Arthur H. Willms	$80,300	—	$20,278	—	—	—	$100,578
Laura Brege	$63,259	—	$19,791	—	—	—	$83,050
Henry McKinnell	$67,602	—	$19,791	—	—	—	$87,393

Notes:

(1)	Includes fees for Board of Directors and committee membership.
(2)	Represents the grant date fair value of option awards as per amounts recorded in the 2009 annual financial statements under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC 718”).
(3)	Mr. Richardson did not stand for reelection at the Company’s 2009 annual general meeting held on June 4, 2009.

For the period January 1, 2009 to November 4, 2009, each director who was not an employee (“a non-employee director”) was paid in quarterly installments as follows:

Chair of the Board of Directors retainer	CDN$50,000 per annum
Board of Directors member retainer	CDN$30,000 per annum
Committee Chair retainer	CDN$5,000 per annum
Board of Directors and Committee attendance fee	CDN$2,000 per meeting

Effective November 5, 2009, the Company revised the fee structure such that each non-employee director was paid in quarterly installments as follows:

Chair of the Board of Directors retainer	$75,000 per annum
Board of Directors member retainer	$35,000 per annum
Committee Chair retainer	$20,000 per annum
Board of Directors and Committee attendance fee	$2,000 per meeting

Historically, upon initially being elected or appointed to the Board of Directors, each independent director was typically granted an option to purchase 10,000 common shares of the Company. On a semi-annual basis thereafter, occurring at the time of the annual general meeting of the Company and December 1 of each year, if he or she continued to be an independent director of the Company, he or she was normally granted a further option to purchase 5,000 common shares. Options granted are typically exercisable for a period of five years from the grant date, are granted at market price and typically vest over a period of six or 12 months.

Going forward, upon initially being elected or appointed to the Board of Directors, each independent director will be granted an option to purchase 25,000 common shares of the Company. On a semi-annual basis thereafter, occurring at the time of the annual general meeting of the Company and December 1 of each year, if he or she continues to be an independent director of the Company, he or she will be granted a further option to purchase 12,500 common shares. Options granted are typically exercisable for a period of five years from the grant date, are granted at market price and typically vest over a period of six or 12 months.

For year ended December 31, 2009, the independent directors of the Company were paid approximately $396,000 in aggregate for their service on the Board of Directors. Independent directors of the Company were issued 87,500 stock options in aggregate during the year ended December 31, 2009.

The compensation of independent directors is reviewed annually. The Governance, Nominating and Compensation Committee reviewed data on the amount of directors’ compensation and the market rates for comparable companies with a similar size capitalization and complexity in the U.S. and Canadian medical device and specialty pharmaceutical industry. Based on this information, the Governance, Nominating and Compensation Committee provides a report to the Board of Directors recommending any changes to compensation.

Orientation and Continuing Education of Board of Directors Members

When new directors are appointed to the Board of Directors, they are provided with a directors’ orientation package. This includes information on Board of Directors organization and membership, meeting schedules, Board of Directors and committee charters, Board of Directors evaluation and compensation, directors’ and officers’ insurance, responsibility of key management and functions, corporate structure, corporate policies, current annual and quarterly financial statements, recent public disclosure documents and the Company’s current strategic plan.

Each director is responsible for keeping informed about the Company’s business and relevant developments outside the Company which affect its business. Management assists directors by providing them with regular updates on relevant developments and other information which management considers of interest to the Board of Directors. Continuing education on director governance and education is both encouraged and funded by the Company.

Committees of the Board of Directors

There are currently two committees of the Board of Directors: the Audit Committee and the Governance, Nominating and Compensation Committee. All directors of the Company, other than Dr. Hunter, are members of each of the two committees.

Each committee operates in accordance with its Board of Directors-approved charter. The Board of Directors may create a new committee or disband a current committee whenever it considers it advisable to do so, provided that the Company must always have an Audit Committee. From time to time, the Board of Directors will establish ad hoc committees to consider special or unusual matters.

Committee Chairs, in consultation with members, determine the frequency of meetings for each committee, provided that a committee must at all times comply with its charter. The agenda for each meeting is established by the committee Chair in consultation with appropriate members of management. Each committee reports to the full Board of Directors with respect to each of its meetings.

Committee members are appointed annually following the Company’s annual general meeting. The Governance, Nominating and Compensation Committee provides recommendations to the Board of Directors in respect of all such appointments.

The following is a description of the composition and mandate for each of the committees of the Board of Directors.

Audit Committee

The charter for the Audit Committee requires that it be comprised of at least three unrelated and independent directors. The Audit Committee is comprised of five members—Arthur Willms (Chair), David Howard, Edward Brown, Laura Brege and Henry McKinnell. All of the members of the Audit Committee are independent of management (see “—The Board of Directors” for a description of the relationship each member has to the Company). Until he declined to run for reelection as a director at the annual general meeting on June 4, 2009, Hartley Richardson was a member of the Audit Committee. All Audit Committee members are required to be financially literate and at least one member is required to have accounting or related financial management expertise.

Our Board of Directors has determined that it has at least one audit committee financial expert serving on its Audit Committee. Mr. Arthur Willms has been determined by the Board of Directors to meet the “audit committee financial expert” criteria prescribed by the SEC and is independent, as that term is defined by the NASDAQ’s listing standards applicable to the Company. The SEC has indicated that the designation of Mr. Willms as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liability on him that are greater than those imposed on other members of the Audit Committee and the Board of Directors who do not carry this designation, or affect the duties, obligations or liability of any other member of the Audit Committee.

The Audit Committee Charter is available on the Company’s website at www.angiotech.com.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community and others with respect to the Company’s financial statements, financial reporting process, systems of internal accounting and disclosure controls, performance of the external auditors and risk assessment and management. The Audit Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities, with full access to all books, records, facilities and personnel of the Company, its auditors and its legal advisors. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under its charter, the Audit Committee has the authority to independently retain special legal, accounting, or other consultants to advise it. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2009 filed with the Canadian securities commissions and the SEC.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Company’s independent auditors are accountable to the Board of Directors and to the Audit Committee. The Board of Directors, through the Audit Committee, has the ultimate responsibility to evaluate the performance of the independent auditors, and through the shareholders, to appoint, replace and compensate the independent auditors. The Audit Committee pre-approves all services provided by the Company’s independent auditors. The Audit Committee may delegate to one or more independent committee members the authority to pre-approve non-audit services provided that the pre-approval is presented to the Audit Committee at the first scheduled meeting following such pre-approval.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with United States generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Canadian and United States generally accepted auditing standards. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during the year ended December 31, 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Dated: April 27, 2010

Audit Committee

Arthur Willms, Chair	David Howard	Edward Brown
Laura Brege	Henry McKinnell

Governance, Nominating and Compensation Committee

The charter for the Governance, Nominating and Compensation Committee requires that it be comprised of at least three members, each of which is an unrelated and independent director of the Company. The Governance, Nominating and Compensation Committee is currently comprised of five members—Henry McKinnell (Chair), Edward Brown, David Howard, Laura Brege, and Arthur Willms. Each of the members of the Governance, Nominating and Compensation Committee is independent of management (see “—The Board of Directors” for a description of the relationship each member has to the Company).

The purposes of the Governance, Nominating and Compensation Committee include assisting the Board of Directors by:

•

overseeing the development of all policies and practices relating to senior executive and director remuneration and the Company’s benefit and equity plans, including the relationship of employee compensation to risk;

•	identifying and nominating qualified individuals to become members of the Board of Directors and serve on its committees, including consideration of nominees recommended by the shareholders;

•	assisting the Board of Directors in its determinations regarding the independence of each director;

•	reviewing and recommending corporate governance policies and guidelines and reassessing them annually;

•	assisting the Board of Directors in monitoring legal and regulatory compliance not related to financial reporting; and

•	assisting the Board of Directors in its evaluation of the effectiveness of the Board of Directors and its Committees.

In the consideration and determination of executive and director compensation, the Governance, Nominating and Compensation Committee attempts to balance (i) the Company’s interest in conserving cash, minimizing shareholder dilution and avoiding incentives for excessive or unnecessary risks and (ii) the Company’s interest in using compensation to attract, retain and motivate Company management and employees. In so doing, the Governance, Nominating and Compensation Committee evaluates the competitiveness of the compensation levels for senior executives and directors and assesses whether such compensation provides appropriate incentives without encouraging excessive or unreasonable risk-taking. This review includes a review of the compensation arrangements of new hires at the executive level, as well as review and approval of the form of the employment agreement provided to the Company’s executive officers. Additionally, the Governance, Nominating and Compensation Committee reviews and approves the goals and performance targets used in evaluating incentive payments to the executive officers of the Company. While the Governance, Nominating and Compensation Committee may request any members of the Company’s management to make recommendations or to attend its meetings as it deems appropriate, the Chief Executive Officer may not be present during voting or deliberations concerning his compensation.

In identifying and nominating qualified individuals to become members of the Board of Directors, the Governance, Nominating and Compensation Committee evaluates, among other things, an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board of Directors, as well as the absence of any potential conflicts with the Company’s interests. The Committee will consider these criteria in the context of an assessment of the perceived needs of the Board of Directors as a whole and will seek to achieve diverse occupational and personal backgrounds on the Board of Directors. The Governance, Nominating and Compensation Committee of the Board of Directors will consider shareholder recommendations for directors, and will evaluate shareholder nominees on the same basis as all other nominees for the Board or Directors. Shareholders who wish to submit nominations for director for consideration by the Governance, Nominating and Compensation Committee for election at the 2011 annual general meeting of shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures described in “Shareholder Proposals for 2011 Annual Meeting” in this Proxy Statement.

A copy of the Company’s Governance, Nominating and Compensation Committee Charter is available on the Company’s website at www.angiotech.com. Effective June 4, 2009, the Company consolidated the Compensation Committee and the Governance and Nominating Committee. Prior to such consolidation, the Compensation Committee held three meetings and the Governance and Nominating Committee held one meeting during the year ended December 31, 2009. Following such consolidation, the Governance, Nominating and Compensation Committee held three meetings during the year ended December 31, 2009.

Shareholder Communications

The Company’s Corporate Governance Guidelines, which is available on the Company’s website at www.angiotech.com, outlines the Company’s policy regarding shareholder communications. As a general matter, shareholders who wish to communicate with one or more independent directors may do so in writing addressed to the Company’s Secretary. The Secretary then reviews the communication, records its receipt, and then, unless such communication is obviously inappropriate for Board review, forwards such communication on to the appropriate Board members.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of December 31, 2009 (ages are as of the record date):

Name, Age, Province or State and Country and Position	Position with the Company	Principal Occupation within the Past Five Years
William L. Hunter, MD, MSc. British Columbia, Canada Age: 47	President, Chief Executive Officer, and Director	September 2002 to present—President & CEO, the Company November 1992 to present—Director, the Company

K. Thomas Bailey Washington, U.S.A. Age: 41	Chief Financial Officer	December 2005 to present—Chief Financial Officer, the Company January 2004 to December 2005—Vice President, Business Development, the Company

David D. McMasters, ESQ Washington, U.S.A. Age: 50	Senior Vice President, Legal and General Counsel	January 2004 to present—Senior Vice President, Legal & General Counsel, the Company

Rui Avelar, MD British Columbia, Canada Age: 48	Chief Medical Officer	December 2005 to present—Chief Medical Officer, the Company January 2004 to December 2005—Senior Vice President, Medical Affairs & Communications, the Company

Jonathan W. Chen British Columbia, Canada Age: 35	Senior Vice President, Business Development & Financial Strategy

January 2008 to present—Senior Vice President, Business Development & Financial Strategy, the Company

September 2005 to January 2008—Vice President, Business Development & Financial Strategy, the Company

September 2000 to May 2005—Investment Banker, Credit Suisse First Boston

Steven Bryant South Carolina, U.S.A. Age: 59	Senior Vice President, Sales & Marketing, Medical Device Technologies	June 2009 to present—Senior Vice President, Sales & Marketing, Medical Device Technologies, the Company 2001 to June 2009—Vice President, Sales & Marketing, the Company

Name, Age, Province or State and Country and Position	Position with the Company	Principal Occupation within the Past Five Years
Sean Cunliffe Pennsylvania, U.S.A. Age: 53	Senior Vice President, Sales & Marketing

September 2009 to present—Senior Vice President, Sales & Marketing, the Company

May 2008 to September 2009—Chief Commercial Officer, Neuromed Pharmaceuticals, Inc.

March 2005 to May 2008—Vice President, Commercial Development, Neuromed Pharmaceuticals, Inc.

Jeffrey Gross British Columbia, Canada Age: 47	Senior Vice President, Research and Development

Oct 2008—present, Senior Vice President, Research and Development, the Company

Jul 2007—Sep 2008, Vice President, Engineering, Research and Development, the Company

2004—2007, Group Director, Biologics Research & Development, Medtronic Spinal & Biologics

Jay Dent British Columbia, Canada Age: 51	Senior Vice President, Finance

December 2006 to present—Senior Vice President, Finance, the Company

October 2005 to December 2006—Vice President, Finance & Accounting, the Company

May 2001 to September 2005, Controller, Ballard Power Systems, Inc.

Victor Diaz Illinois, U.S.A. Age: 49	Senior Vice President, Global Manufacturing and Supply Chain Management	2007 to present—Senior Vice President, Global Manufacturing & Supply Chain, the Company 2003 to 2006—Vice President, Global Operations, Teleflex Medical

Tammy Neske British Columbia, Canada Age: 39	Senior Vice President, Human Resources

January 2008 to present—Senior Vice President, Human Resources, the Company

January 2007 to January 2008—Vice President, Human Resources, the Company

July 2005 to January 2007—Director, Corporate Development, the Company

2000 to 2005—Manager, Employment and Compensation, Ballard Power Systems, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Program

The Company competes in a global market for executives, management, scientists, engineers, sales and marketing, manufacturing and other professionals. Many of our professional and management candidates are sought by other attractive employers, such as multi-national medical device companies, technology companies, multi-national pharmaceutical companies and university research institutions. Our overall compensation philosophy reflects our need to motivate, recruit and retain executive talent with the diversity of experience necessary to articulate and execute the critical elements of our corporate strategy and manage our operating businesses. Specifically, our approach is designed to motivate executives and facilitate the recruitment and retention of talent with the range of competencies necessary to deliver the strategy and operational goals of:

i.	our Proprietary Medical Products business, which involves managing new technologies, substantive investments in research and development and sales and marketing and more rapid revenue growth, and

ii.	our Base Medical Products business, which involves managing more mature technologies with slower revenue growth and higher near-term operating profit, well established sales and marketing channels, including significant third party distribution arrangements, customer relationships with third-party medical device manufacturers that buy medical devices and medical device components made by us, and substantive medical device manufacturing operations.

The Governance, Nominating and Compensation Committee (for purposes of this discussion, the “Committee”) of the Board of Directors is charged, on behalf of the Board of Directors, to develop, review and approve compensation policies and practices applicable to executive officers, including determining the benchmarks, criteria and performance metrics upon which executive compensation such as base salary, annual bonuses, equity compensation and other benefits are based. As described below, the Committee approves the compensation of each of our Named Executive Officers. In 2009, our Named Executive Officers were: Dr. Hunter, Mr. Bailey, Mr. McMasters, Dr. Avelar and Dr. Gross.

Compensation Philosophy and Objectives

The Company’s objectives for its executive compensation policies, programs, and practices are to:

•	Attract and retain experienced and talented executive officers;

•	Pay for performance;

•	Inspire excellence in the performance of executive officers; and

•	Align shareholder and executive officer interests.

To further these objectives, the Committee:

•	Designs pay and performance systems that reflect the level of job responsibility, and incumbent specific considerations;

•	Aligns the Company’s compensation programs with those of similarly complex specialty pharmaceutical, biotechnology and medical device companies;

•	Motivates executive performance by aligning pay-for-performance-based compensation programs to the achievement of objectives that will drive future success and enhance shareholder value; and

•	Links a significant portion of annual awards to overall corporate performance and attainment of specific value enhancing goals

The Committee periodically evaluates compensation to ensure that the Company maintains its ability to attract and retain high caliber talented employees in key positions and that compensation provided to our executives remains competitive relative to the compensation paid to executives of peer companies. To that end, the Committee believes executive compensation packages provided by the Company should include salary, which provides base compensation, an annual cash bonus and long-term stock-based compensation, which reward performance as measured against established goals on a short-term and long-term basis. The Company does not have a formal policy for allocating between long-term and currently paid compensation or for allocating between cash and non-cash compensation or among different forms of compensation. The Committee responds to current circumstances when determining the pay mix each year.

Role of Executive Officers in Compensation Decisions

The Committee makes all decisions pertaining to the compensation of the Chief Executive Officer. The Committee reviews and approves recommendations for compensation awards to other executive officers presented by the Chief Executive Officer.

The Chair of the Board of Directors and the Committee annually review the performance of the Chief Executive Officer. The Chief Executive Officer annually reviews the performance of the other executive officers. The conclusions reached and recommendations based on these reviews, including compensation awards, are presented to the Committee for review and approval. The Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s compensation programs to motivate executives to achieve the short- and long-term business goals of the Company, and to reward executives for achieving such goals. When making compensation decisions, the Committee seeks the advice and recommendations of the Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources and also retains independent compensation consultants as and when it deems appropriate to provide advice and data related to appropriate industry benchmarks and compensation trends. In the fall of 2008, the Committee determined it was not going to make significant changes to compensation levels of executive officers and therefore it was not necessary to undertake an executive compensation benchmarking analysis for 2009 compensation given the robust analysis it performed in conjunction with consultants in 2007. For purposes of determining 2009 annual and long-term equity compensation awards, the Committee gave consideration to the general economic climate, corporate performance, individual performance, and cash and equity resources. The result was a decision by the Committee to freeze all executive base salaries at 2008 levels, to make no changes to individual performance bonus targets and to issue equity at the same levels as it granted in 2008 to executive officers.

In the fall of 2009, the Committee developed a formal benchmarking and pay mix approach to be used in setting 2010 executive compensation levels. Effective January 1, 2010, our benchmarking, pay mix and overall compensation philosophy reflects our need to motivate, recruit and retain executive talent with the diversity of experience necessary to articulate and execute the critical elements of our corporate strategy and manage our operating businesses. Specifically, our approach is designed to motivate executives and facilitate the recruitment and retention of talent with the range of competencies necessary to deliver the strategy and operational goals of:

i.	our Proprietary Medical Products business, which involves managing new technologies, substantive investments in research and development and sales and marketing and more rapid revenue growth, and

ii.	our Base Medical Products business, which involves managing more mature technologies with slower revenue growth and higher near-term operating profit, well established sales and marketing channels, including significant third party distribution arrangements, customer relationships with third party medical device manufacturers that buy medical devices and medical device components made by us, and substantive medical device manufacturing operations.

For 2010, we target base salary and annual bonus opportunity at the 50th percentile of companies in our peer group, with the potential to earn above market median when individual performance or the business results exceed annual targets. We target equity compensation at or above the 75th percentile of companies in our comparator group, measured as annual grant in units as a percentage common shares outstanding.

Because traditional methods of valuing equity grants such as fair market value or Black-Scholes, combined with current share price, create the appearance that our executive officers are under-equitized measured by the aggregate value of their equity, we benchmark equity by measuring the annual grant in units as a percentage of common shares outstanding. Using these methods of benchmarking cash and equity, we will be able to extrapolate whether our compensations levels and our pay mix is relatively consistent with that of our peer group, in any given year.

For purposes of establishing 2010 compensation, the peer group used to benchmark executive compensation is made up of the following companies:

Proprietary Business Comparators	Base Business Comparators
Alexion Pharmaceuticals, Inc.	Becton, Dickinson and Company
Cubist Pharmaceuticals Inc.	CR Bard Inc.
Intuitive Surgical, Inc.	Edwards Lifesciences Corp.
Medicines Co.	ev3, Inc.
Medicis Pharmaceutical Corp.	Integra LifeSciences Holdings Corp.
NuVasive, Inc.	Kinetic Concepts Inc.
Onyx Pharmaceuticals Inc.	Merit Medical Systems Inc.
OSI Pharmaceuticals Inc.	Symmetry Medical, Inc.
United Therapeutics Corporation	Teleflex Inc.
Vertex Pharmaceuticals Incorporated	Wright Medical Group Inc.

Stock Ownership Guidelines and Stock Retention Requirements

In 2009, the Company did not maintain any stock ownership guidelines or stock retention requirements for its executives. However, in March 2010, ownership guidelines were implemented to coincide with shareholder approval of the 2010 Stock Incentive Plan (described under “Proposal 3: Approval of 2010 Stock Incentive Plan” beginning on page 13) which will facilitate compliance with such guidelines and requirements. Under the guideline, the Chief Executive Officer is expected to hold five times his base salary in shares, RSUs and DSUs, and other executive officers are expected to hold one times their base salary in shares, RSUs and DSUs.

Adjustment or Recovery of Awards upon Restatement of Financial Results

In 2009, the Company did not maintain a policy requiring adjustment or recovery of awards from executives upon restatement of financial results. However the Committee did develop a policy in the fall of 2009 to take effect for 2010. The Company will, in all circumstances deemed appropriate by the Board of Directors and to the extent permitted by governing law, require reimbursement of any bonus to an executive after January 1, 2010 where:

i.	the payment was predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the SEC;

ii.	in the Board of Directors’ view the executive engaged in misconduct that caused or substantially caused the need for the material restatement; and

iii.	a lower payment would have been made to the executive based upon the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant periods exceeded the lower payment that would have been made based on the restated financial results. Further, following a restatement of the Company’s financial statements, the Company will recover any bonuses paid to the Chief Executive Officer and the Chief Financial Officer that are required to be recovered by Section 304 of SOX.

Accounting of Stock-Based Compensation

The Company accounts for stock-based compensation under its long-term incentive plans in accordance with the requirements of FAS 123(R), which is now referred to as FASB ASC Topic 718.

Policy on Tax Deductibility of Executive Compensation

The Committee does not maintain a policy on the tax deductibility of compensation paid to executives. Section 162(m) of the Code provides that public companies generally may not deduct compensation of more than $1 million for each of its Chief Executive Officer and the next three most highly compensated executives (other than the Chief Financial Officer), unless that compensation is “performance-based” compensation within the meaning of Section 162(m). The Company has retained the discretion to pay non-deductible cash or equity compensation.

2009 Executive Compensation Elements

For the fiscal year ended December 31, 2009, the principal components of compensation for Named Executive Officers (“NEOs”) were:

•	Annual base salary;

•	Annual bonus program;

•	Long-term incentive program;

•	Retirement savings plan; and

•	Benefits programs including health coverage, insurance plans and other perquisites.

Annual Base Salary

NEOs and other employees receive a salary which provides them with a base level of income. The base salary of each NEO is reviewed annually. The level of base salary is based on the executive’s responsibilities, performance, peer group data and experience. Due to the general economic environment, the base salaries of NEOs were frozen for 2009 and no increases were awarded. Annual base salary earned by NEOs during 2009 is set out in the Summary Compensation Table for the Fiscal Year Ending December 31, 2009.

Annual Bonus Program

The annual bonus program generally provides a performance-based cash incentive to NEOs and other employees. The program awards for individual performance that leads to the achievement of annual corporate objectives. The NEO 2008 bonus targets established by the Committee were not changed for 2009. Dr. Hunter’s bonus target was 75% of base salary. Mr. Bailey’s bonus target was 50% of base salary. Mr. McMasters’, Dr. Avelar’s and Dr. Gross’s bonus target was 40% of base salary.

At the beginning of 2009, key corporate objectives were set by the Board of Directors to represent a broad range of activities that span the Company’s global and complex business. The 2009 corporate objectives are categorized into goal themes: commercial, research & product development, operations and people. The commercial objectives included internal sales revenue targets, the research and product development objectives included new product launch and new product development activities, the operational and financial objectives included internal earnings, expense and margin goals and the people objective was related to retention of key employees. Commercial objectives were weighted at 20%, research and product development objectives at 30%, operational and financial objectives at 40% and people objectives at 10%. The weights are intended to reflect the relative priority, importance and impact of each objective on the Company’s successes. Objectives are set with targets that represent significant “stretch” goals for the organization. Each objective is also assigned a minimum achievement target and a maximum achievement target.

After the year-end results are compiled, performance relative to the corporate objectives is measured to determine a “corporate performance result.” If an objective is achieved on target, the performance result is 100% and the annual bonus pool is funded at 100% for that objective. If the minimum achievement target is not met for an objective, the annual bonus pool will not be funded for that objective. If the minimum achievement target is met, the annual bonus pool will be funded at 50% of the target bonus pool for that objective. If the maximum achievement level is met, the annual bonus pool will be funded up to 150% of the target bonus pool for that objective. The Board of Directors gives consideration to how challenging each goal was and considers other business, commercial and organizational factors that may have impacted achievement of the goals in arriving at its final assessment of the corporate performance result.

The formula for determining the amount each NEO received under the annual bonus program is as follows:

Base Salary x Bonus Target % x Individual Performance Result x Corporate Performance Result

The individual performance result is based on each NEO’s achievement of his functional and individual goals (set at the beginning of each year) and demonstrated leadership competencies as assessed by the Chief Executive Officer and Committee. The CEO’s individual goals are generally the same as the corporate objectives. The other NEOs functional and individual goals contain a spectrum of commercial, financial, technical, scientific and special project goals specific to the NEO’s area of responsibility. The Committee and CEO do not use quantitative targets and formulas to assess individual executive performance. The Committee determines the individual performance result of the Chief Executive Officer and approves the recommendations made by the Chief Executive Officer for the individual performance result of the other NEOs.

For 2009, the themes’ objectives and relative achievements of those objectives were:

AREA	GOAL	WEIGHT	TARGET	RESULT

Commercial	Product Revenue (excluding royalty revenue)	20%	$225mm	0%
Research & Product Dev.	Commercial launch of new product(s) Advance pipeline device and drug device products and technologies	30%	Internal milestones	15%
Operations	Achieve key operational and financial metrics	40%	Internal metrics	32%
People	Implement initiatives and programs to retain key employees and improve engagement	10%	Fully implemented	13%

The 2009 corporate performance result was determined by the Committee. In determining the corporate performance result for 2009, the Committee reviewed results for each 2009 objective. Results related to the commercial objective which consisted of internal sales goals did not meet the minimum achievement threshold. Results for the research and product development objective were mixed. While the Company made progress on targeted research and product development projects and successfully launched several new products and line extensions, it did not meet all internally targeted timelines. Results related to the operational and financial objective were also mixed. The minimum threshold for the internal earnings goal was achieved, the internal expense target was over-achieved and the minimum threshold for the internal margin target was not achieved. The people goal related to implementation of various human resource programs to improve engagement and ensure retention of key employees was over-achieved. The Committee gave consideration to three achievements made during the year that were not articulated or contemplated in the 2009 Corporate Objectives: securing a revolving loan from Wells Fargo Foothill, LLC, monetizing royalty income from Baxter International, Inc. and successful commercial launch of the Option IVC filter. These three achievements were significant, particularly in the 2009 economic climate. Ultimately, the Committee determined that a 70% score reflected the Company’s corporate performance result against its targeted achievement level.

For 2009, the Committee awarded an individual performance result of 100% of target to Dr. Hunter, Mr. Bailey and Dr. Gross which was then multiplied by the corporate performance result of 70% to award a bonus at 70% of their respective annual bonus targets. The Committee awarded an individual performance result of 115% of target to Mr. McMasters and Dr. Avelar which was then multiplied by the corporate performance result of 70% to award a bonus at 80.5% of their respective annual bonus target. Mr. Bailey, Dr. Gross, Mr. McMasters and Dr. Avelar received their bonus in cash at the end of March. The Committee determined that Dr. Hunter would receive half of his bonus in cash payable at the same time as other NEOs and half in fully vested Restricted Share Units, subject to shareholder approval of the proposed 2010 Stock Incentive Plan, following approval of said Plan. Should the proposed 2010 Stock Incentive Plan as described under “Proposal 3: Approval of 2010 Stock Incentive Plan” beginning on page 13 of this Proxy Statement not be implemented for any reason by August 1, 2010 then Dr. Hunter will receive the second half of his 2009 annual bonus in cash. Information about the dollar value of bonus awards granted for 2009 is set forth below in the Summary Compensation Table.

Long-Term Incentive Program

The purpose of the Company’s long-term incentive awards is to promote the long-term success of the Company by aligning the interests of the Company’s employees with the interests of its shareholders. The awards provide employees and executive officers an equity-based interest in the Company and thereby encourage those people to perform their duties to the best of their abilities, and to devote their time and effort to further the long-term growth and development of the Company. The awards are also intended to assist the Company in attracting and retaining individuals with superior experience and ability and providing competitive levels of compensation to such individuals. Subject to the approval of the Board of Directors, the plan allows for grants of options and tandem SARs. 2009 awards for NEOs were granted at the same level as in 2008. As in 2008, awards vary among participants based on their position, performance and relative contribution. Information about the awards granted in 2009 is set forth below in the Grant of Plan-Based Awards table.

Options/tandem SARs are awarded at the TSX (for Canadian executives) or NASDAQ (for U.S. executives) closing price of the Company’s common stock on the business day immediately preceding the date of grant. Typically, options/tandem SARs vest 1/48th per month over the first four years of the five-year option term. Vesting and exercise rights cease immediately upon termination of employment for cause. In the case of termination without cause and voluntary termination, vesting rights cease upon termination of employment and exercise of previously vested options/tandem SARs cease after 30 days or expiration of the option, whichever is earlier. In the event of death, disability or retirement, vesting rights cease upon death, disability or retirement and exercise of previously vested cease after 365 days or the expiration of the option, whichever is earlier.

Long-term equity incentive awards are typically granted early spring following the Company’s release of year-end financial results.

Evaluation of Risk in Compensation Plans

The Board of Directors reviews the Company’s compensation plans as they relate to risk management practices and risk-taking incentives. In the judgment of the Board of Directors, the compensation plans currently in place are not likely to create risks that are reasonably likely to create a material adverse effect to the Company.

Angiotech Stock Option Plans

In June 2006, the shareholders approved the adoption of the 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”) which superseded the Company’s previous stock option plans. The 2006 Stock Incentive Plan incorporated all of the options granted under the previous stock option plans and, in total, provides for the issuance of non-transferable stock options and stock-based awards (as defined below) to purchase up to 13,937,756 common shares to employees, officers, directors of the Company, and persons providing ongoing management or consulting services to the Company. The 2006 Stock Incentive Plan provides for, but does not require, the granting of tandem stock appreciation rights that at the option of the holder may be exercised instead of the underlying option. A stock option with a tandem stock appreciation right is referred to as an award. When the tandem stock appreciation right portion of an award is exercised, the underlying option is cancelled. The tandem stock appreciation rights are settled in equity and the optionee receives common shares with a fair market value equal to the excess of the fair value of the shares subject to the option at the time of exercise (or the portion thereof so exercised) over the aggregate option price of the shares set forth in the option agreement. The exercise price of the options and awards is fixed by the Board of Directors, but will generally be at least equal to the market price of the common shares at the date of grant, and for options issued under the 2006 Stock Incentive Plan and the Company’s 2004 Stock Option Plan, the term may not exceed five years. For options grandfathered from the stock option plans prior to the 2004 Stock Option Plan, the term did not exceed 10 years. Options and awards granted are also subject to certain vesting provisions. Options and awards generally vest monthly after being granted over varying terms from two to four years.

A summary of CDN$ stock option and award activity is as follows:

	No. of Stock Options and Awards	Weighted average exercise price (in CDN$)	Weighted average remaining contractual term (years)	Aggregate intrinsic value (in CDN$)
Outstanding at December 31, 2007	7,675,944	$15.55	3.16	$177

Granted	1,355,300	0.22
Exercised	(48,000)	2.50
Forfeited	(1,338,612)	16.12

Outstanding at December 31, 2008	7,644,632	12.82	2.67	196

Granted	1,469,000	0.41
Exercised	(10,229)	0.21
Forfeited	(1,266,694)	16.06
Cancelled	(2,665,000)	17.73

Outstanding at December 31, 2009	5,171,709	$5.99	3.18	$2,800

Exercisable at December 31, 2009	2,723,882	$10.25	2.56	$637

Exercisable and expected to vest at December 31, 2009	4,706,621	$7.17	3.01	$2,434

At December 31, 2009, there were 4,651,759 awards outstanding (December 31, 2008—4,149,482). The options and awards presented in the table above expire at various dates from January 26, 2010 to December 9, 2014.

A summary of U.S.$ award activity is as follows:

	No. of Stock Options and Awards	Weighted average exercise price (in U.S.$)	Weighted average remaining contractual term (years)	Aggregate intrinsic value (in U.S.$)
Outstanding at December 31, 2007	1,051,218	$9.39	3.73	$—

Granted	1,160,500	0.21
Forfeited	(420,750)	10.42

Outstanding at December 31, 2008	1,790,968	3.19	4.19	64

Granted	1,386,000	0.40
Exercised	(6,970)	0.26
Forfeited	(125,250)	2.33
Cancelled	(60,000)	18.00

Outstanding at December 31, 2009	2,984,748	$1.64	3.74	$2,278

Exercisable at December 31, 2009	921,891	$3.38	3.21	$518

Exercisable and expected to vest at December 31, 2009	2,592,426	$2.26	3.55	$1,932

These awards expire at various dates from November 30, 2011 to December 9, 2014.

American Medical Instruments Stock Option Plan

On March 23, 2006, the Company acquired all of the issued and outstanding share capital of American Medical Instruments Holdings, Inc. (“AMI”). On March 9, 2006, AMI granted 304 stock options under AMI’s 2003 Stock Option Plan (the “AMI Stock Option Plan”), each of which is exercisable for approximately 3,852 common shares of the Company upon exercise. All outstanding options and warrants granted prior to the March 9, 2006 grant were settled and cancelled upon the acquisition of AMI. No further options to acquire common shares of the Company can be issued pursuant to the AMI Stock Option Plan. Approximately 1,171,092 of the Company’s common shares were reserved in March 2006 to accommodate future exercises of the AMI options.

The AMI options included in the above are all non-transferable and were granted to employees, officers and directors of AMI and persons providing ongoing management and consulting services to AMI. The options are subject to graded vesting over a four-year period after the second anniversary date of the grant date. Each option will expire on the earlier of (i) ten years from the date it is granted; (ii) 12 months after the participant dies; (iii) six months after the participant is disabled; (iv) 90 days after the participant retires or the participant’s employment is terminated, other than for cause; and (v) immediately upon the participant being terminated for cause. AMI options to purchase 300,480 of the Company’s common shares were outstanding as of December 31, 2009.

2010 Stock Incentive Plan

The Company is seeking shareholder approval of a new 2010 Stock Incentive Plan, which is described under “Proposal 3: Approval of 2010 Stock Incentive Plan” beginning on page 13 of this Proxy Statement.

Retirement Savings Plans

NEOs participate in the retirement plans made available for all employees. In Canada, NEOs receive a Company contribution to an individual Group Registered Retirement Savings Plan (the “RRSP”) (a Canadian tax-qualified plan) in an amount equal to 5% of their base salary, up to the maximums allowable by Canada

Revenue Agency. NEOs Dr. Hunter, Dr. Avelar, and Dr. Gross received Company contributions of CDN$19,750, CDN$18,837 and $nil, respectively, to their RRSP. In the United States, NEOs receive a Company match of 100% on their contributions up to the first 3% and a 50% match on their contributions up to the next 2% for a total potential Company match of 4% to the Company’s 401(k) plan (a U.S. tax-qualified plan). During 2009, Mr. Bailey and Mr. McMasters did not participate in the U.S. employee 401(k) plan. All contributions to the retirement savings plans are fully vested.

The Company does not have a defined benefit pension plan for any of its employees, including executive officers.

Benefits Programs

The Company provides benefits to all employees including the NEOs. Benefits provided at the Company’s expense include:

•	Medical and extended health care insurance;

•	Dental insurance;

•	Vision care insurance;

•	Employee and dependent life insurance;

•	AD&D insurance; and

•	Short- and long-term disability insurance.

NEOs are also eligible to participate in an executive perquisite program. The program allows NEOs to be reimbursed up to a maximum of $15,000 per year for expenses associated with a car lease, financial planning, tax advice and preparation, and health-related services.

Employment Agreements

The Company maintains employment agreements with each of the NEOs. The employment agreements are generally effective until terminated by the Company or the executive and provide for minimum base salary and participation by each of the NEOs in the Company’s annual bonus program, the Company’s benefit plans and the applicable retirement plans maintained by the Company. The terms of the executive employment agreements that are applicable upon termination of an NEO’s employment with the Company are summarized below in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION—Potential Payments Upon Termination or Change of Control”.

Report of the Governance, Nominating and Compensation Committee

The Company’s Compensation Discussion and Analysis is included in this Proxy Statement. The Company has the primary responsibility for the Compensation Discussion and Analysis.

On behalf of the Board of Directors, the Governance, Nominating and Compensation Committee oversees the development, review and approval of the Company’s compensation program for executive officers. As part of this responsibility, the Governance, Nominating and Compensation Committee has reviewed and discussed with the Company’s management the contents of the Compensation Discussion and Analysis. Based on its review and discussion, and subject to the limitations on the role and responsibility of the Governance, Nominating and Compensation Committee, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

THE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE

Henry McKinnell (Chair)

David Howard

Arthur Willms

Edward Brown

Laura Brege

Summary Compensation Table for the Fiscal Year Ended December 31, 2008

The following tables contain certain information about the compensation and benefits paid or provided to each of the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined based on total compensation) as at December 31, 2008 (collectively the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(10)	Stock Awards ($)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)(1)(3)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(4)(5)(6)(7)(8)	Total ($)
William L. Hunter, MD, MSc	2009	$691,769	Nil	Nil	$102,843	$363,200	Nil	$100,954	$1,258,766
President, Chief Executive Officer and Director	2008	$741,088	Nil	Nil	$60,970	Nil	Nil	$87,769	$889,827
	2007	$735,020	Nil	Nil	$999,285	Nil	Nil	$88,376	$1,822,681

K. Thomas Bailey	2009	$364,000	Nil	Nil	$45,000	$127,400	Nil	$194,866	$731,266
Chief Financial Officer	2008	$350,000	Nil	Nil	$22,500	Nil	Nil	$218,087	$590,587
	2007	$350,000	$50,000	Nil	$474,000	Nil	Nil	$88,663	$962,663

Rui Avelar, MD	2009	$329,895	Nil	Nil	$41,137	$106,226	Nil	$28,711	$505,969
Chief Medical Officer	2008	$350,016	Nil	Nil	$24,388	$142,780	Nil	$38,276	$555,460
	2007	$337,039	Nil	Nil	$528,194	Nil	Nil	$29,221	$894,454

David McMasters, Esq.,	2009	$487,190	Nil	Nil	$36,000	$156,875	Nil	$35,535	$715,600
Senior Vice President, Legal & General Counsel	2008	$483,643	Nil	Nil	$18,000	$196,825	Nil	$44,915	$743,383
	2007	$473,000	Nil	Nil	$414,750	Nil	Nil	$63,222	$950,972

Jeffrey Gross,	2009	$257,645	Nil	Nil	$30,853	$73,555	Nil	$57,164	$419,217
Senior Vice President, Research & Development(9)	2008	$256,959	Nil	Nil	$12,194	$75,558	Nil	$118,832	$463,543
	2007	$121,171	Nil	Nil	$61,380	$43,129	Nil	$46,500	$272,180

Notes:

(1)	Amounts paid to Dr. Hunter, Dr. Avelar and Dr. Gross were paid in Canadian dollars and, for the purposes of this table, converted to U.S. dollars using the average exchange rate of 0.876, 0.938 and 0.930 for each of the years ended December 31, 2009, December 31, 2008 and December 31, 2007, respectively.
(2)	Represents the fair value of option awards granted during the respective year calculated using the Black-Scholes option pricing model.
(3)	Non-equity incentive plan compensation for the NEOs includes annual bonus accrued at December 31 but paid subsequent to December 31. One half of the non-equity incentive plan compensation for Mr. Hunter for the year ended December 31, 2009 is to be paid in Restricted Share Units (“RSUs”) upon approval of the RSU Plan at the Meeting.
(4)	Amounts included in all other compensation for 2009 for Dr. Hunter include: $52,488 of costs related to reimbursement of family travel costs (2008—$41,204; 2007—$45,534); $20,665 in auto lease payments paid by the Company on behalf of the NEO (2008—$21,695; 2007—$18,069); $17,294 of RRSP contributions made by the Company on behalf of the NEO (2008—$18,527; 2007—$18,783); and $10,507 of other miscellaneous perquisites (2008—$6,343; 2007—$5,991).
(5)	Amounts included in all other compensation for 2009 for Mr. Bailey include: $118,508 of relocation allowance (2008—$182,875; 2007—$44,344); $25,597 of rent paid by the Company on behalf of the NEO (2008—$26,615; 2007—$21,632); $38,819 in personal tax make-whole payments (2008—$nil; 2007—$nil); $11,942 in auto lease payments paid by the Company on behalf of the NEO (2008—$nil; 2007—$nil); $nil of 401(k) contributions made by the Company on behalf of the NEO (2008—$nil; 2007—$17,500); and $nil of other miscellaneous perquisites (2008—$8,593; 2007—$5,187).
(6)	Amounts included in all other compensation for 2009 for Mr. McMasters include: $33,625 of rent paid by the Company on behalf of the NEO (2008—$36,023; 2007—$34,797); $nil of 401(k) contributions made by the Company on behalf of the NEO (2008—$ nil; 2007—$23,650); and $1,910 of other miscellaneous perquisites (2008—$8,893; 2007—$4,775).
(7)	Amounts included in all other compensation for 2009 for Dr. Avelar include: $12,216 in auto lease payments paid by the Company on behalf of the NEO (2008—$13,087; 2007—$12,369); $16,495 of RRSP contributions made by the Company on behalf of the NEO (2008—$17,501; 2007—$16,852); and $nil of other miscellaneous perquisites (2008—$7,688; 2007—$ nil).
(8)	Amounts included in all other compensation for 2009 for Dr. Gross include: $43,783 of relocation allowance (2008—$117,789; 2007—$46,500) and $13,381 of other miscellaneous perquisites (2008—$1,043; 2007—$nil).

(9)	Dr. Gross commenced employment with the Company on July 4, 2007.
(10)	The amount paid to Mr. Bailey in 2007 under “Bonus” relates to a signing bonus Mr. Bailey was entitled to under his employment agreement.

Grant of Plan-Based Awards

All amounts are expressed in U.S. Dollars unless otherwise noted.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plans			All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards(1)
		Threshold ($)	Target ($)	Maximum ($)
William L. Hunter	Mar 10, 2009	Nil	Nil	Nil	500,000	CDN$	0.38	CDN$	0.26
K. Thomas Bailey	Mar 10, 2009	Nil	Nil	Nil	250,000		$0.27		$0.18
Rui Avelar	Mar 10, 2009	Nil	Nil	Nil	200,000	CDN$	0.38	CDN$	0.26
David McMasters	Mar 10, 2009	Nil	Nil	Nil	200,000		$0.27		$0.18
Jeffrey Gross	Mar 10, 2009	Nil	Nil	Nil	150,000	CDN$	0.38	CDN$	0.26

Note:

(1)	Represents the fair value of option awards granted during the respective year calculated using the Black-Scholes option pricing model.

Outstanding Equity Awards at Fiscal Year-End

The table below shows option awards to NEOs outstanding as of December 31, 2009. All exercise prices are denoted in Canadian dollars unless otherwise specified.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option Expiration date
William L. Hunter	400,000	—		—		$13.468	12/17/2012
	247,916	102,084	(2)	—		$8.900	2/4/2012
	125,000	375,000	(1)	—		$0.210	12/7/2013
	93,749	406,251	(3)	—		$0.380	9/03/2014

K. Thomas Bailey	141,666	58,334	(2)	—	U.S.$	7.650	2/4/2012
	62,500	187,500	(1)	—	U.S.$	0.160	12/7/2013
	46,874	203,126	(3)	—	U.S.$	0.270	9/03/2014

Rui Avelar	70,000	—		—		$13.468	12/17/2012
	131,041	53,959	(2)	—		$8.900	2/4/2012
	50,000	150,000	(1)	—		$0.210	12/7/2013
	37,499	162,501	(3)	—		$0.380	9/03/2014

David McMasters	50,000	—		—		$13.468	12/17/2012
	123,957	51,043	(2)	—	U.S.$	7.650	2/4/2012
	50,000	150,000	(1)	—	U.S.$	0.160	12/7/2013
	37,499	162,501	(3)	—	U.S.$	0.270	9/3/2014

Jeffrey Gross	15,102	9,898	(4)	—		$7.61	2/7/2012
	25,000	75,000	(1)	—	U.S.$	0.210	7/12/2013
	28,125	121,875	(3)	—	U.S.$	0.380	9/3/2014

Notes:

(1)	Vests monthly over 48 months to December 2012.
(2)	Vests monthly over 48 months to February 2011.
(3)	Vests monthly over 48 months to March 2013.
(4)	Vests monthly over 48 months to July 2011.

Option Exercises and Stock Vested in 2009

There were no options exercised by NEOs during the last completed fiscal year.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon voluntary termination, involuntary without-cause termination, termination by executive for good reason, termination following change of control and in the event of death of the executive is also shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown below assume a share price of $1.24 based on the December 31, 2009 closing price of the common shares on the NASDAQ. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company.

Dr. Hunter

Termination Without Cause or Termination by Dr. Hunter for Good Reason:

•

Under the terms of his employment agreement, if Dr. Hunter’s employment is terminated without cause or Dr. Hunter terminates his employment for good reason, and Dr. Hunter does not enter into a Consulting Agreement (described below), Dr. Hunter will receive a lump sum severance payment equivalent to 12 months’ salary, plus an amount equal to the average annual bonus payments received in the previous three years; and monthly payments equivalent to one-half of monthly salary for 24 months, plus an additional amount equivalent to the average annual bonus payments received in the previous three years paid in 24 equal monthly installments. Health and certain other benefits will also be continued for 24 months, or Dr. Hunter will receive an amount equal to the cost to the Company of providing those benefits. The estimated total of the foregoing payments is approximately $2.2 million. The Company’s obligation to provide the foregoing payments and benefits is conditional on Dr. Hunter’s compliance with a Confidentiality, Inventions and Non Competition Agreement, which, among other things, restricts competitive activity for one year following the termination date.

•

Under the employment agreement, “cause” shall consist of (a) any act or acts which at common law in the Province of British Columbia are just cause for dismissal; or (b) a material breach of the Code of Ethics adopted by the Board of Directors and agreed to by Dr. Hunter, as amended from time to time.

•

Under the employment agreement, “good reason” means (a) a change in title, (b) a material reduction in authority or responsibility, (c) one or more reductions, in the cumulative amount of 5% or more, in base salary, (d) notice that Dr. Hunter’s principal place of work will be relocated by a distance of 80 kilometers or more, or (e) removal of Dr. Hunter from the Board of Directors of the Company for any reason other than termination of his employment agreement.

•

Under the terms of his employment agreement, outstanding vested stock options as of the termination date may be exercised within 30 days of the termination date, and, if not exercised, will be cancelled.

Termination after Change of Control:

•

Under the terms of his change of control agreement, if Dr. Hunter is terminated for any reason or resigns for good reason within 12 months after a change of control, Dr. Hunter will receive a lump sum payment equivalent to three years’ salary, plus an amount equal to three times the average annual bonus payments received in the previous three years. Health and certain other benefits will also be continued for 36 months. The estimated total of the foregoing payments is approximately $3.5 million.

•

Under the terms of his change of control agreement, “good reason” means a material reduction in the authority or responsibility of Dr. Hunter, one or more reductions, in the cumulative amount of 5% or more, in base compensation or any notification to that Dr. Hunter’s principal place of work will be relocated by a distance of 80 kilometers or more.

•	Under the terms of Dr. Hunter’s change of control agreement, “Change of Control” means:

(i)	a change in the composition of the Board of Directors of the Company, as a result of which fewer than one-half of the incumbent directors are directors who had been directors of the Company 12 months prior to such change, with the exception of any such change in the composition of the Board of Directors made with the approval of the Board of Directors as it was constituted immediately prior to such change; or

(ii)

the acquisition or aggregation of securities by any person pursuant to which such person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding base capital stock (meaning the securities of the Company ordinarily, and apart from rights accruing under special circumstances, having the right to vote at elections of directors of the Company), except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of base capital stock, and any decrease thereafter in such person’s ownership of securities shall be disregarded until such person increases in any manner, directly or indirectly, his, her or its beneficial ownership of any securities of the Company. Upon a change of control, any options or rights that Dr. Hunter holds under any employee option plans and executive compensation programs will become fully vested

Consulting Agreement:

•

If Dr. Hunter retires or resigns from his position as President and Chief Executive Officer, resigns for good reason, or is terminated without cause, the Company will offer Dr. Hunter a Consulting Agreement to provide services to the Company as a management consultant on a part-time basis for 24 months.

•

If Dr. Hunter enters into a Consulting Agreement, he will receive a lump sum payment equivalent to 12 months’ salary, plus an amount equal to the average annual bonus payments received in the previous three years; and monthly payments equivalent to one-half of monthly salary for 24 months, plus an additional amount equivalent to the average annual bonus payments received in the previous three years paid in 24 equal monthly installments. Health and certain other benefits will also be continued for 24 months, unless ongoing coverage is not permitted under any applicable group insurance plan, in which case the Company will provide, or reimburse Dr. Hunter for the cost of maintaining, comparable individual coverage. Outstanding but unvested stock options will also be deemed to be vested immediately to the extent those options would have vested within 24 months if Dr. Hunter had continued to be employed by the Company.

•

The Company’s obligations under the Consulting Agreement are conditional on Dr. Hunter’s compliance with a Confidentiality, Inventions and Non Competition Agreement, which, among other things, restricts his competitive activity with the Company for one year following termination of employment.

•

If Dr. Hunter enters into a Consulting Agreement following his retirement or resignation, except resignation for good reason, Dr. Hunter is also restricted from entering into other gainful employment for two years.

Executive Payments Upon Termination (in U.S. Dollars)	Voluntary Termination by Executive Without Good Reason or For Cause Termination	Without Cause Termination or Termination by Executive With Good Reason	Without Cause Termination or Termination by Executive With Good Reason Within 12 Months After a Change of Control
Lump sum severance	—	1,773,839	2,264,475
Bonus	—	132,094	396,283
Lump sum compensation for loss of benefits	—	263,646	56,207
Exercise of options(1)	—	—	755,124

TOTAL	—	2,169,579	3,472,090

(1)	Represents the intrinsic value of unvested options held as of December 31, 2009 as a result of the accelerated vesting provision in a change of control situation.

Mr. Bailey, Mr. McMasters, Dr. Avelar, and Dr. Gross

Under the terms of the executive employment agreements of Mr. Bailey, Mr. McMasters, Dr. Avelar and Dr. Gross, if the executive is terminated without cause or resigns for good reason he will receive:

•	12 months of base salary plus an additional two months of base salary for each full year of employment completed up to a combined maximum of 24 months of base salary;

•

Lump sum amount as compensation for loss of any benefits made available during employment in the amount of $24,000 plus an additional $2,000 for each full year of employment completed up to a combined maximum of $48,000;

•	The balance of any payment due under the bonus plan, including, if applicable, a prorated payment under the bonus plan earned in respect of the fiscal year of termination;

•	Outstanding vested stock options as of the termination date may be exercised within 30 days of the termination date, and, if not, will be cancelled; and

•

The Company’s obligation to provide the foregoing payments and benefits is conditional on the executive’s ongoing compliance with all applicable post-employment obligations which, among other things, restricts competitive activity for one year following termination date.

Under the terms of the executive employment agreement of Mr. McMasters, “cause” means the occurrence of any one or more of the following:

•

failure by the executive to substantially perform the executive’s duties or responsibilities under his employment agreement, after the Company has given a demand to the executive identifying how the executive has failed to perform such duties or responsibilities;

•	misconduct or illegal conduct by the executive causing or likely to cause financial, reputational, or other harm to the Company;

•	the conviction of the executive for, or a plea by the executive of guilty or no contest to, any felony; or

•	a material breach by the executive of his employment agreement, or of any of the Company’s written policies or procedures.

Under the terms of the executive employment agreement of Dr. Avelar and Dr. Gross, “cause” is not defined.

Under the terms of the executive employment agreement of Mr. Bailey, “cause” means the occurrence of any one or more of the following:

•

willful and material failure by Mr. Bailey to substantially perform his duties or responsibilities under his employment agreement, after the Company has given a demand to Mr. Bailey identifying how he has failed to perform such duties or responsibilities;

•	willful misconduct by Mr. Bailey causing material financial, reputational, or other harm to the Company;

•	the conviction of Mr. Bailey for, or a plea by Mr. Bailey of guilty or no contest to, any felony; or

•

a willful and material breach by Mr. Bailey of his employment agreement, the Company’s Code of Ethics for its Chief Financial Officer, or any of the Company’s other material written policies or procedures.

Under the terms of the executive employment agreement of Mr. Bailey, Mr. McMasters, Dr. Avelar and Dr. Gross “good reason” means the occurrence of any one or more of the following without the executive’s written consent:

•	a material reduction in the executive’s title, office, authority, or duties or responsibilities of employment;

•

one or more reductions in the executive’s base salary, or in the executive’s target bonus opportunity under the bonus plan, in the cumulative amount of 5% or more within a 12-month period, or a material reduction in the executive’s benefits or perquisites, if such reductions:

•	are not made in conjunction with similar reductions for comparably situated executive employees of the Company, or

•	are made in conjunction with similar reductions for comparably situated executive employees of the Company at the time of, or within 24 months after, a Change of Control;

•	a change in the executive’s principal place of employment by a distance of 50 miles or more, unless the new principal place of employment is within 50 miles of the executive’s then-current residence;

•	a material breach by the Company of a fundamental term of the executive’s employment agreement; or

•	an unapproved Change of Control.

Under the terms of the executive employment agreements of Mr. Bailey, Mr. McMasters, Dr. Avelar and Dr. Gross, “Change of Control” means the occurrence of any one or more of the following:

•

a change in the composition of the Board of Directors as a result of which fewer than one-half of the incumbent directors are individuals who were directors 12 months before the change; but excluding any such change in the composition of the Board of Directors made with the approval of the Board of Directors as it was constituted immediately before the change;

•

the acquisition or aggregation by any person, entity, or group of persons or entities acting jointly or in concert (“Acquiror”) of beneficial ownership or control of voting securities of the Company (including, without limitation, the power to vote or direct the voting thereof), as a result of which the Acquiror and/or associates and/or affiliates of the Acquiror become entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding voting securities of the Company which may be cast to elect directors (regardless of whether a meeting has been called to elect directors); but excluding a change in the relative beneficial ownership of the Acquiror in voting securities of the Company resulting solely from a reduction in the aggregate number of the outstanding voting securities of the Company, unless and until the Acquiror increases, in any manner, directly or indirectly, the Acquiror’s beneficial ownership or control of Voting Securities (after which the Acquiror and/or associates and/or affiliates of the Acquiror are entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding voting securities of the Company which may be cast to elect directors);

•

the disposition of all or substantially all of the assets or business of Angiotech Pharmaceuticals (US), Inc. (“Angiotech (US)”) or the Company pursuant to a merger, consolidation, or other transaction, unless the common shares of the entity or entities that succeed to the business of the Company, and any other shares entitled to vote for the election of directors of such entity or entities, are beneficially owned or controlled by persons, entities, or groups of persons or entities acting jointly or in concert who held beneficial ownership or control of voting securities of the Company immediately before such merger, consolidation, or other transaction, in substantially the same proportion as they owned such voting securities;

•	the adoption of a resolution to wind-up, dissolve, or liquidate Angiotech (US) or the Company; or

•

a consolidation, merger, amalgamation, arrangement, or other reorganization or acquisition of Angiotech (US) or the Company, as a result of which the holders of voting securities of the Company immediately before the completion of such transaction hold less than 50% of the outstanding common shares and other shares entitled to vote for the election of directors of the successor corporation after completion of the transaction.

Under the terms of the executive employment agreements, if Mr. Bailey, Mr. McMasters, Dr. Avelar and Dr. Gross are Terminated Without Cause or Resign for Good Reason following a Change of Control they will receive:

•	24 months of base salary plus an additional two months of base salary for each full year of employment completed up to a combined maximum of 36 months of base salary;

•

a lump sum amount as compensation for loss of benefits made available during employment in the amount of $48,000 plus an additional $2,000 for each full year of employment completed up to a combined maximum of $72,000;

•	the balance of any payment due under the bonus plan, including, if applicable, a prorated payment under the bonus plan earned in respect of the fiscal year of termination;

•

a lump sum amount equal to two times the greater of the average of the payments made to the executive under the bonus plan in each of the two preceding fiscal years and the amount of executive’s target bonus opportunity;

•

a lump sum amount equivalent to the amount the executive would have received if he had been able to exercise equity-based incentives in the event that the vesting of such incentives does not accelerate under the provisions of such plans;

•

in the event that any payment made by the Company to executive is subject to excise tax under Section 4999 of the Code and the reduction of the amounts payable to the maximum amount that could be paid by the Company without triggering the excise tax would provide executive with a greater after-tax amount than if such amounts were not reduced, then the amounts payable to executive will be reduced to the safe harbor cap; and

•

in the event that the Change of Control is an unapproved Change of Control, payment subject to excise tax under Section 4999 of the Code will be grossed up by the sum of the excise tax and the product of any deductions disallowed because of the inclusion of the gross-up payment in executive’s adjusted gross income and the highest applicable marginal rate of federal income tax for the calendar year in which the gross-up payment is made.

The Company’s obligation to provide the foregoing payments and benefits is conditional on the executive’s ongoing compliance with all applicable post-employment obligations which, among other things, restricts competitive activity for one year following termination date.

The following table shows the potential payments upon termination for Mr. Bailey, Mr. McMasters, Dr. Avelar and Dr. Gross. Payments upon termination will be calculated in accordance with each executive’s employment agreement.

Name	Voluntary Termination by Executive Without Good Reason or For Cause Termination	Without Cause Termination or Termination by Executive With Good Reason	Without Cause Termination or Termination by Executive With Good Reason Within 24 Months After a Change of Control	Without Cause Termination or Termination by Executive With Good Reason Within 24 Months After an Unapproved Change of Control	Death	Termination Resulting from Loss of Eligibility to Work in Canada/ U.S.
K. Thomas Bailey:
Lump sum severance	—	667,333	1,031,333	1,031,333	—	667,333
Bonus for fiscal year of termination (2009)	—	127,400	127,400	127,400	127,400	127,400
Lump sum compensation for loss of benefits	—	34,000	58,000	58,000	—	34,000
Further lump sum	—	—	364,000	364,000	—	—
Exercise of options	—	—	399,532	399,532	—	—
Safe harbor cap adjustment	—	—	(244,213)	—	—	—
Gross up payment	—	—	—	516,844	—	—
Total	—	828,733	1,736,052	2,497,109	127,400	828,733
Rui Avelar:
Lump sum severance	—	719,931	1,079,897	1,079,897	—	719,931
Bonus for fiscal year of termination (2009)	—	106,226	106,226	106,226	106,226	106,226
Lump sum compensation for loss of benefits	—	38,219	61,150	61,150	—	38,219
Further lump sum	—	—	287,972	287,972	—	—
Exercise of options	—	—	302,050	302,050	—	—
Total	—	864,376	1,837,296	1,837,296	106,226	864,376
Jeffrey Gross:
Lump sum severance	—	562,261	843,391	843,391	106,226	562,261
Bonus for fiscal year of termination (2009)	—	73,555	73,555	73,555	73,555	73,555
Lump sum compensation for loss of benefits	—	38,219	61,150	61,150	—	38,219
Further lump sum	—	—	224,904	224,904	—	—
Exercise of options	—	—	182,063	182,063	—	—
Safe harbor cap adjustment	—	—	(37,469)	—	—	—
Gross up payment	—	—	—	390,620	—	—
Total	—	674,035	1,347,595	1,775,684	73,555	674,035
David McMasters:
Lump sum severance	—	974,380	1,461,570	1,461,570	—	974,380
Bonus for fiscal year of termination (2009)	—	156,875	156,875	156,875	156,875	156,875
Lump sum compensation for loss of benefits	—	42,000	66,000	66,000	—	42,000
Further lump sum	—	—	389,752	389,752	—	—
Exercise of options	—	—	319,626	319,626	—	—
Safe harbor cap adjustment	—	—	(154,945)	—	—	—
Gross up payment	—	—	—	638,349	—	—
Total	—	1,173,255	2,238,878	3,032,172	156,875	1,173,255

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table sets out information relating to the Company’s equity compensation plans in place at December 31, 2009. The only equity compensation plans the Company has are the 2006 Stock Incentive Plan, pursuant to which the Company grants options in Canadian or U.S. dollars and the AMI Stock Option Plan. The 2006 Stock Incentive Plan and the AMI Stock Option Plan are described above under “Executive Compensation—Angiotech Stock Option Plans.”

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted-average exercise price of outstanding options and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders:
2006 Stock Incentive Plan—CDN$ grants	5,171,709		CDN$	5.99	5,294,888	(1)
2006 Stock Incentive Plan—U.S.$ grants	2,984,748		U.S.$	1.64

Equity compensation plans not approved by securityholders:
AMI Stock Option Plan	300,480	(2)	U.S.$	15.44	Nil
Total	8,456,937				300,480

Notes:

(1)	Available for future issuance under the 2006 Stock Incentive Plan in either Canadian or U.S. dollars.
(2)	Represents the number of Angiotech common shares issuable upon the exercise of AMI options.

2010 Stock Incentive Plan

The Company is seeking shareholder approval of a new 2010 Stock Incentive Plan, which is described under “Proposal 3: Approval of 2010 Stock Incentive Plan” beginning on page 13 of this Proxy Statement.

INDEBTEDNESS TO COMPANY OF DIRECTORS AND EXECUTIVE OFFICERS

There is no indebtedness of any individual who is, or was any time during the financial year ended December 31, 2009, a director, executive officer, proposed nominee for election as a director, or associate of them, to or guaranteed or supported by the Company or any of its subsidiaries, either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year. Within 30 days before June 15, 2010, there was no such indebtedness of any current or former executive officer, director or employee of the Company of any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described in this Proxy Statement, no informed person or proposed nominee for election as a director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s last completed financial year or in any proposed transaction which, in either such case, has materially affected or will materially affect the Company or any of its subsidiaries.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related-Party Transactions Policy

Pursuant to our Audit Committee Charter, all transactions between us and any of our directors, executive officers or other related parties are subject to review by our audit committee. Our audit committee, in its sole discretion, is permitted to consider any factors it deems appropriate in approving any such related-party transaction.

Certain Relationships and Related Party Transactions

Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest.

As of June 15, 2010, the Company is not aware of any proceeding or action involving a director, executive officer or nominee which would be adverse to the Company.

MANAGEMENT CONTRACTS

No management functions of the Company or any of its subsidiaries are performed to any substantial degree by a person other than the directors or executive officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been a former or current executive officer or employee of the Company. None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2009.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who held a position of director or executive officer of the Company at any time since the commencement of the last financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of common shares or otherwise, in matters to be acted upon at the Meeting.

DIRECTORS AND OFFICERS’ INSURANCE

The Company maintains insurance for its directors and officers against certain liabilities incurred by them in their capacity as directors or officers of the Company or its subsidiaries. The aggregate amount of such insurance is currently $50 million. The policy governing such insurance is subject to standard exclusions and limitations. During the year ended December 31, 2009, the amount of premiums expensed in respect of such insurance was approximately $850,000.

OTHER MATTERS

Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares represented thereby in accordance with their best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company, including this Proxy Statement and our Annual Reports are available on our website at http://www.angiotech.com/investors/proxy and on SEDAR at www.sedar.com. You may obtain copies of these documents without charge by requesting them in writing or by telephone from the Company at:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia, Canada V6A 1B6

(604) 221-7676

Attention: Investor Relations

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Pursuant to the Business Corporations Act (British Columbia), if you wish to submit a proposal to be brought before the 2011 annual general meeting of shareholders and to be included in our proxy statement for such meeting, we must receive such proposal on or before April 29, 2011. In order to be valid, such proposal must meet the requirements set out in Section 188 of the Business Corporations Act (British Columbia). Please address your proposal(s) to the Company’s registered office at 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver, B.C., Canada V7X1T2.

The deadline for submission of a shareholder proposal for inclusion in our proxy statement for the 2011 annual general meeting of shareholders under Exchange Act Rule 14a-8 is that such proposal must be received at the Company’s registered office at the address above by February 21, 2010. If, however, the date of the 2011 annual general meeting of shareholders is changed by more than 30 days from the anniversary date of the 2010 annual general and special meeting, then the deadline under Exchange Act Rule 14a-8 to submit proposals to be included in our proxy statement will be a reasonable time before we begin to print and send our 2011 annual general meeting proxy materials. We plan to announce the expected date for the 2011 annual general meeting in our future public filings with the SEC to provide shareholders with reasonable notice of the meeting date.

DATED June 15, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

K. Thomas Bailey Chief Financial Officer

APPENDIX A

2010 Stock Incentive Plan

ANGIOTECH PHARMACEUTICALS, INC.

1.	PURPOSE OF THE PLAN

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby establishes an equity-based long-term incentive compensation plan for Key Persons (as defined below), to be known as the “2010 Stock Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company by providing Participants a proprietary interest in the Company and thereby encouraging those people to perform their duties to the best of their abilities and to devote their business time and efforts to further the growth and development of the Company. The Plan is also intended to assist the Company in attracting and retaining individuals with superior experience and ability.

2.	DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1	“Award” means an award of Stock Options, SARs (whether or not in tandem with a grant of stock options), RSUs and DSUs granted to a Participant under the Plan.

2.2	“Award Agreement” means an agreement evidencing the terms of the grant of an Award to a Participant.

2.3	“Blackout Period” means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of material nondisclosed confidential information pertaining to the Company.

2.4	“Board” means the board of directors of the Company and any committees of the board of directors to which any or all authority, rights, powers, and discretion with respect to the Plan has been delegated.

2.5	“Cause” means, for any Participant, the meaning given to such term in an employment agreement in effect as of or after a Grant Date, or in the absence of such an agreement it shall mean with respect to such Participant any of the following, as determined by the Company:

(i)	the failure of such Participant to substantially perform any portion of his or her duties;

(ii)	misconduct by such Participant which is, or is likely to be, injurious to the Company or any of its subsidiaries, monetarily or otherwise;

(iii)	such Participant’s conviction of, or plea of guilty or nolo contendere to, a felony;

(iv)	such Participant’s negligent performance of his or her duties;

(v)	any material breach by such Participant of the terms of this Plan, an Award Agreement, or any other agreement with the Company or any of its subsidiaries to which such Participant is a party; or

(vi)	a violation of the Company’s written policies regarding ethical business practices or any other serious violation of any written policy of the Company or any of its subsidiaries.

2.6	“Change of Control” means the occurrence of any one or more of the following:

(i)	a change in the composition of the Board as a result of which fewer than one-half of the incumbent directors are individuals who were directors 12 months before the change; but excluding any such change in the composition of the Board made with the approval of the Board as it was constituted immediately before the change;

(ii)

the acquisition or aggregation by any person, entity, or group of persons or entities acting jointly or in concert (“Acquiror”) of beneficial ownership or control of Voting Securities (including, without limitation, the power to vote or direct the voting thereof), as a result of which the Acquiror and/or associates and/or affiliates of the Acquiror become entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding Voting Securities which may be cast to elect directors (regardless of whether a meeting has been called to elect directors), but excluding a change in the relative beneficial ownership of the Acquiror in Voting Securities resulting solely from a reduction in the aggregate number of the outstanding Voting Securities, unless and until the Acquiror increases, in any manner, directly or indirectly, the Acquiror’s beneficial ownership or control of Voting Securities (after which the Acquiror and/or associates and/or affiliates of the Acquiror are entitled to cast or direct the casting of 50% or more of the votes attached to all of the outstanding Voting Securities which may be cast to elect directors);

(iii)	the disposition of all or substantially all of the assets of the Company pursuant to a merger, consolidation, or other transaction, unless the common shares of the entity or entities that succeed to the business of the Company, and any other shares entitled to vote for the election of directors of such entity or entities, are beneficially owned or controlled by persons, entities, or groups of persons or entities acting jointly or in concert who held beneficial ownership or control of Voting Securities immediately before such merger, consolidation, or other transaction, in substantially the same proportion as they owned such Voting Securities;

(iv)	the adoption of a resolution to wind-up, dissolve, or liquidate the Company; or

(v)	a consolidation, merger, amalgamation, arrangement, or other reorganization or acquisition of the Company, as a result of which the holders of Voting Securities immediately before the completion of such transaction hold less than 50% of the outstanding common shares and other shares entitled to vote for the election of directors of the successor corporation after completion of the transaction.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8	“Company” means Angiotech Pharmaceuticals, Inc. and its successors.

2.9	“Disability” means any disability with respect to a Participant which the Board, in its sole discretion, considers likely to prevent permanently the Participant from:

(i)	being employed or engaged by the Company, its Related Entities or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its Related Entities; or

(ii)	acting as a director or officer of the Company or its Related Entities; or

(iii)	engaging in any substantial gainful activity by reason of any medically determinable mental or physical impairment that can be expected to result in death or which has lasted or can be expected to last a continual period of not less than 12 months.

2.10	“Disinterested Shareholder Approval” means approval of a matter by a simple majority of votes cast by all holders of Shares at a meeting of such holders where holders of Shares who are Insiders of the Company do not vote any of their Shares in respect of such matter.

2.11	“DSU” means a deferred share unit which provides a Participant with a right, upon satisfaction of the vesting and other conditions contained in this Plan and the relevant Award Agreement (including, without limitation, the occurrence of the Participant’s Separation from Service), to receive an amount equivalent in value to one Share in accordance with the terms of this Plan and the Award Agreement.

2.12	“Exercise Price” means the exercise price of a stock option or the base price of a SAR, each of which shall not be less than 100 percent of the Fair Market Value of a Share on the trading day immediately prior to the Grant Date, subject to adjustment pursuant to Section 11.

2.13	“Expiry Date” means the seventh anniversary of the Grant Date of a Stock Option or a SAR, unless:

(i)	such Award is earlier terminated as provided under the Plan or the applicable Award Agreement; or

(ii)	a Blackout Period is in effect on the Expiry Date, in which case, subject to any terms in the applicable Award Agreement the Expiry Date will be automatically extended to the date which is 10 days after the end of any such Blackout Period.

2.14	“Fair Market Value” of a Share on any date shall be the closing sale price per Share during normal trading hours on either TSX or NASDAQ (as determined by the directors on the Grant Date for any particular Award) for such date or the last preceding date on which there was a sale of such Shares on TSX or NASDAQ, as applicable.

2.15	“Grant Date” means the date specified in an Award Agreement as the date on which an Award is granted, provided that the Grant Date shall not be a date prior to the date the Board determines an Award shall be made and, unless otherwise specified by the Board, the Grant Date shall be the date the Board determines an Award shall be made.

2.16	“Insider” has, with respect to the Company, the meaning given thereto in the Securities Act (Ontario) and also includes associates and affiliates of any such Insider.

2.17	“Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and, subject to applicable law, consultants to the Company or a Related Entity.

2.18	“NASDAQ” means the Nasdaq National Market.

2.19	“Participant” means each of the Key Persons granted an Award pursuant to this Plan.

2.20	“Related Entities” means those persons or entities that control or are controlled by the Company or that are controlled by the same person that controls the Company.

2.21	“Retirement” means a Participant terminates employment after the Company has received formal written notice by the Participant that the Participant is terminating employment or service relationship and Participant is at a minimum of 60 years of age.

2.22	“RSU” means a restricted stock unit which provides a Participant with a right, upon satisfaction of the vesting and other conditions contained in this Plan and the relevant Award Agreement, to receive an amount equivalent in value to one Share in accordance with the terms of this Plan and the Award Agreement.

2.23	“SAR” means a right, granted under this Plan, representing the right to receive upon the exercise thereof a payment in Shares issued from treasury on the terms and conditions and calculated in accordance with the terms of this Plan and the Award Agreement.

2.24	“Separation from Service” means, (i) for Participants who are employees, termination of employment with the Company and each of the Related Entities and (ii) for Participants who are not employees, the cessation of services for the Company and each of the Related Entities. For greater certainty, where employees are terminated or other Participants cease providing services, the date of such Separation from Service will be deemed to be the date which is the later of: (a) the date on which actual notice of such termination is provided either by the Company or the Participant; and (b) the effective date of such termination or cessation, if any, which is specified in such notice and any additional notice periods required under applicable law shall be disregarded in making such determination.

2.25	“Shares” means the Common Shares in the capital of the Company as constituted on the date of this Plan; provided that, in the event of any adjustment pursuant to Section 11, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.26	“Stock Option” means a right, granted under this Plan, to purchase a Share from treasury at the Exercise Price in accordance with the terms of this Plan and the Award Agreement. Stock Options granted to Participants subject to U.S. tax will be “incentive stock options” (within the meaning of Section 422 of the Code) only to the extent the Award Agreement indicates that such Awards are intended to be incentive stock options.

2.27	“TSX” means the Toronto Stock Exchange.

2.28	“Vested” means that (i) a Stock Option or SAR has become exercisable in respect of a number of Shares thereunder and (ii) the restrictions applicable to an RSU have lapsed, in each case, pursuant to the terms of the Plan and the applicable Award Agreement.

2.29	“Voting Securities” means Shares and any other shares of stock entitled to vote for the election of directors of the Company.

3.	ADMINISTRATION OF THE PLAN

3.1	The Board shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan and any Award Agreement, to interpret the Plan and each Award Agreement, to prescribe, amend and rescind rules and regulations relating to the Plan and the Award Agreements, to make all other determinations deemed necessary or advisable in respect of the Plan and the Award Agreements and to determine the terms and conditions of each Award. The interpretation and construction of any provision of the Plan or any Award Agreement by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the Board and all costs in respect thereof shall be paid by the Company. The Board may delegate any or all of its authority hereunder to a committee of the Board and references to the Board under this Plan shall be deemed to include such committee.

4.	TERM OF AND SHARES SUBJECT TO THE PLAN

4.1

Term. Unless sooner terminated by the Board, the Plan shall terminate the day before the 10th anniversary of the date shareholders approve the Plan. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

4.2	Aggregate Plan Limits. The maximum number of Shares issuable under the Plan shall be equal to the sum of: (i) the number of Shares available for issuance but not subject to existing options under the Company’s existing 2006 Stock Option Plan (the “2006 Plan”) as of the Effective Date (3,391,473, as of June 14, 2010) and (ii) any additional Shares that become issuable under the terms of the Company’s existing 2006 Plan following the Effective Date due to forfeiture, surrender, cancellation or termination of any options granted thereunder. Such maximum number may be adjusted, from time to time, but only upon receipt of all required regulatory and shareholder approvals. On and after the Effective Date, the Company shall not issue any further options under the 2006 Plan.

The maximum number of Shares which may be issuable pursuant to Stock Options or SARs granted under the Plan to a participant in one calendar year shall be 4 million, subject to adjustment pursuant to Section 11. The maximum number of Shares (or the cash equivalent thereof) which may be issuable pursuant to Awards (including Awards intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code) granted under the Plan shall be 13,719,628, subject to adjustment pursuant to Section 11.

4.3	Computation of Available Shares. For purposes of computing the total number of Shares available for grant under the Plan, Shares subject to any Award (or any portion thereof) that has expired or is forfeited (including Shares subject to a Stock Option upon exercise of a cash-settled tandem SAR (or the net number of Shares in the case of a stock-settled SAR)), surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Shares and Shares subject to an Award (or any portion thereof) or that is settled in cash in lieu of settlement in Shares shall again be available for grant under the Plan. Notwithstanding the foregoing, any Shares subject to an Award that are withheld or otherwise not issued upon settlement of any Award in order to satisfy the Participant’s withholding obligations shall reduce the number of Shares available for grant under the limitations set forth in this Section 4.

4.4

Source of Shares. Shares delivered to Participants in connection with the exercise or settlement of Awards shall be Shares issued from the treasury of the Company. From time to time, the Board shall reserve for issuance such number of Shares as may be necessary to permit the Company to meet its obligations under the Plan.

5.	TERMS OF AWARDS IN GENERAL

5.1	Award Agreements. Each Award shall be confirmed by the execution of an Award Agreement. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

5.2	Vesting Conditions. The Board may determine and impose terms upon which each Award shall become Vested. For greater certainty, the Company may, by resolution of the Board, amend the terms of Vesting on any existing Awards, including, but not limited to accelerating the terms of Vesting in whole or in part; provided, however, that the Board may not extend the terms of Vesting of an Award without the applicable Participant’s consent.

5.3	No Repricing. The Exercise Price of a Stock Option or SAR may not be reduced after the Grant Date of the Award thereof, either directly or indirectly, without prior approval of the Company’s shareholders, except for adjustments pursuant to Section 11 of the Plan.

5.4	Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement. If the Participant retires, resigns or is terminated from employment or engagement with the Company or any parent or subsidiary of the Company, the loss or limitation, if any, pursuant to the Award Agreement with respect to the right to purchase Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Participant.

5.5	Deferral of Payment or Other Settlement of Vested Awards. To the extent that any Award (or portion thereof) granted to a Participant who is subject to taxation under the Code is determined to constitute “deferred compensation” within the meaning of Section 409A of the Code, the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Board may determine to be necessary or appropriate to comply with the applicable provisions of Code Section 409A (or any successor provision) as in effect from time to time.

5.6	No Financial Assistance. Neither the Company nor any Related Entity will lend any money or provide any financial assistance to Participants who are officers or directors of the Company to assist them to exercise their Awards.

6.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1	Grant of Stock Options and SARs. The Board may grant Awards of Stock Options and SARs in such amounts and subject to such Award Agreement terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan. Grants of SARs may be made in tandem with grants of Stock Options, in which case, to the extent a Participant exercises a Stock Option or the tandem SAR, a proportionate amount of the related Stock Option or tandem SAR shall terminate and be of no further force and effect.

6.2	Exercise of Stock Options and SARs. Except as otherwise provided in an Award Agreement, Stock Options and SARs may only be exercised (in whole or in part) to the extent Vested at any time during the period up to 5:00 p.m. Pacific Standard Time on the Expiry Date and shall not be exercisable thereafter.

6.3

Manner of Exercise – Stock Options. Subject to Section 6.2 above, to the extent Vested, Stock Options shall be exercisable at the election of the Participant by delivering to the Company of a notice specifying the number of Shares in respect of which the Stock Option are exercised. Such notice shall be accompanied by a cheque payable to the Company (or payment by such other method as may be acceptable to the Company)

representing payment of both: (a) the Exercise Price for the Stock Option being exercised; and (b) any amounts required by the Company to be withheld in connection with such exercise as contemplated by Section 12.3.

6.4	Manner of Exercise – SARs. Subject to Section 6.2 above, to the extent Vested, SARs shall be exercisable at the election of the Participant by delivering to the Company of a notice specifying the number of Shares in respect of which the SARs are exercised. Such notice shall be accompanied by a cheque payable to the Company (or payment by such other method as may be acceptable to the Company which, for greater certainty, could include an offset against cash amounts otherwise payable by the Company to the Participant under Section 6.6(a) below) representing payment of any amounts required by the Company to be withheld in connection with such exercise as contemplated by Section 12.3.

6.5	Issuance of Shares – Stock Options. Upon receipt of the notice and funds contemplated in Section 6.3, the Company will issue to the Participant one fully paid and non-assessable Share from its treasury in respect of each Stock Option so exercised.

6.6	Issuance of Shares – SARs. Upon receipt of the notice and funds contemplated in Section 6.4, the Company shall issue from treasury a number of Shares having a value equal to, in respect of each SAR, the difference between the Exercise Price of such SAR and the Fair Market Value of a Share on the exercise date, where each such Share to be issued is deemed to have a value equal to the Fair Market Value of the Shares on the exercise date. For greater certainty, no fractional Shares will be issuable and, in the event fractional Shares would otherwise be issuable, the number of Shares issuable will be rounded down to the next lower whole number of Shares and the Participant will be entitled to receive a cash payment equal to the value of such fractional Share.

7.	GRANTS OF RESTRICTED STOCK UNITS

7.1	Grant of RSUs. The Board may grant RSUs in such amounts and subject to such Award Agreement terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan.

7.2	Vesting of RSUs. RSUs will vest in accordance with the terms and conditions provided in the applicable Award Agreement. Subject to the applicable Award Agreement, the vesting conditions for RSUs may be based on the passage of time, attainment of specified performance goals or any other vesting condition as determined by the Board in its discretion; provided, however, that each RSU shall vest, if at all, no later than three years after the date of grant and, for Participants subject to Canadian law, shall be paid in full in accordance with section 7.3 hereof by the end of the third calendar year following the year in which the RSU was granted.

7.3	Issuance of Shares. The applicable Participant may elect the payment date applicable to each grant of RSUs in accordance with section 7.2 hereof and applicable law. Such payment date may be later than the date that such RSU Award shall become Vested. On the payment date:

(a)	the Participant shall deliver a cheque payable to the Company (or payment by such other method as may be acceptable to the Company) representing payment of any amounts required by the Company to be withheld in connection with such payment as contemplated by Section 12.3; and

(b)	upon receipt of the payment referred to in sub-paragraph (a), the Company shall issue to the Participant one fully paid and non-assessable Share from its treasury in respect of each Vested RSU being submitted on such date.

Notwithstanding the foregoing, for a Participant who is a U.S. taxpayer, the payment date shall occur immediately following the date such Award becomes Vested.

8.	GRANTS OF DEFERRED SHARE UNITS

8.1

Grant of DSUs. The Board may grant DSU Awards in such amounts and subject to such Award Agreement terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan;

provided, however, to the extent required by applicable law (including, but not limited to, Section 409A of the Code), DSUs will only be granted to a Key Person who has elected by written notice to receive compensation for a given calendar year in the form of DSUs prior to the start of such calendar year or such later date as permitted in accordance with applicable law.

8.2	Issuance of Shares. DSUs shall be payable at the times set forth in Section 10 below, unless otherwise provided in the applicable Award Agreement; provided, however that in no event shall a DSU Award be payable prior to the date of the applicable Participant’s Separation from Service. On the payment date for any DSU:

(a)	the Participant shall deliver a cheque payable to the Company (or payment by such other method as may be acceptable to the Company) representing payment of any amounts required by the Company to be withheld in connection with such payment as contemplated by Section 12.3; and

(b)	upon receipt of the payment referred to in sub-paragraph (a), the Company shall issue to the Participant one fully paid and non-assessable Share from its treasury in respect of each Vested DSU being paid on such date.

9.	DIVIDEND EQUIVALENT RIGHTS

9.1	The Board may in its discretion include in the Award Agreement applicable to an RSU or a DSU a dividend equivalent right entitling the Participant to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the Shares covered by such Award if such Shares were then outstanding. In the event such a provision is included in an Award Agreement, the Board shall determine whether such payments shall be made in cash, in Shares or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Board shall deem appropriate.

10.	SEPARATION FROM SERVICE; CHANGE OF CONTROL

10.1	Separation from Service

Except as otherwise provided in an applicable Award Agreement, upon a Participant’s Separation from Service, such Participant’s Awards shall be treated as follows:

(a)	Separation from Service Due to Death, Disability or Retirement. If the Participant’s Separation from Service occurs as a result of his or her death, Disability or Retirement, each of his or her Awards of (i) Stock Options and SARs, to the extent then vested, shall remain exercisable until the first anniversary of such Separation from Service; provided, however, that if there is a Blackout Period, then the time that the Award then held by the Participant may be exercised shall be extended to the earlier of (y) 10 days after the end of any such Blackout Period and (z) the Expiry Date, and (ii) RSUs, DSUs or any other Award hereunder, to the extent vested but not paid as of the date of Separation from Service, shall be paid promptly thereafter, unless such accelerated payment would cause the Participant to incur an additional tax or penalty under Section 409A of the Code. To the extent an Award is not vested as of the date of Separation from Service, such Award shall be immediately forfeited and shall be of no further force and effect.

(b)	Separation from Service Due to Termination for Cause or Due to Voluntary Termination by Participant. If the Participant’s Separation from Service occurs as a result of his or her termination for Cause or due to the Participant’s voluntary termination of employment, any outstanding Awards held by such Participant on the date of such Separation from Service shall be cancelled as of such date and shall be of no further force and effect.

(c)	Separation from Service Other than Due to Death or Disability or Termination For Cause. If the Participant’s Separation from Service by the Company occurs for a reason other than due to death,

Disability, or termination by the Company for Cause, all then (i) outstanding Stock Options and SARs, to the extent then vested, shall remain exercisable until 90 days following Separation from Service; provided, however, that if there is a Blackout Period, then the time that the Award then held by the Participant may be exercised shall be extended to the earlier of (y) 10 days after the end of any such Blackout Period and (z) the Expiry Date, and (ii) RSUs, DSUs or any other Award hereunder, to the extent vested but not paid as of the date of Separation from Service, shall be paid promptly thereafter, unless such accelerated payment would cause the Participant to incur an additional tax or penalty under Section 409A of the Code. To the extent an Award is not vested as of the date of Separation from Service, such Award shall be immediately forfeited and shall be of no further force and effect.

10.2	Effect of a Change of Control. Subject to the provisions of any applicable Award Agreement or any other employment, severance or change in control agreement or arrangement applicable to a Participant, Awards outstanding upon the occurrence of a Change of Control shall become fully Vested in the event the Participant’s employment with the Company or any successor thereto is terminated without Cause within two (2) years following the Change of Control; provided, however, that in the event of any Change of Control where Awards are not assumed (or substituted) by the surviving corporation or the parent of the surviving corporation, the Board may, in its sole discretion, (i) provide that Awards shall become fully Vested, (ii) determine that any or all outstanding Awards granted under the Plan, whether or not Vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to (A) a Stock Option or SAR, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the Exercise Price of each such Stock Option or SAR, multiplied by the number of Shares subject to each such Stock Option or SAR; provided that if such product is zero or less, the Stock Option or SAR may be canceled and terminated without payment therefore or (B) subject to an RSU or DSU (to the extent such action does not cause the Participant to become liable for additional tax under Section 409A of the Code), a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the consideration received by other holders of the Company’s Share in conjunction with the transaction constituting the Change of Control or (iii) provide that the period to exercise Stock Options and SARs granted under the Plan shall be extended (but not beyond the Expiry Date).

11.	ADJUSTMENT OF AWARD PRICE AND NUMBER OF SHARES SUBJECT TO AWARDS

11.1	Adjustments. The number of Shares covered by each outstanding Award, the number of Shares available for Awards under the Plan, the number of Shares subject to outstanding Awards under the Plan, and the Exercise Price of each such outstanding Stock Option and SAR shall be proportionately adjusted, as determined in the sole discretion of the Board, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this Section 11, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

12.	MISCELLANEOUS

12.1

Right to Employment. Neither this Plan nor any of the provisions hereof shall confer upon any Participant any right with respect to employment, engagement or appointment or continued employment, engagement or appointment with the Company or any Related Entity or interfere in any way with the right of the Company or any Related Entity to terminate such employment, engagement or appointment.

12.2	Necessary Approvals. The Plan shall be effective (the “Effective Date”) only upon the approval of the shareholders of the Company at the annual general meeting of the Company’s shareholders on July 29, 2010. The obligation of the Company to deliver Shares pursuant to Awards under the Plan is subject to the approval of the TSX and any governmental authority having jurisdiction and to the terms and conditions of applicable securities laws. If any Shares cannot be issued to any Participant for any reason, including, without limitation, the failure to obtain such approval or to comply with the terms of such securities laws, then the obligation of the Company to issue such Shares shall terminate and the applicable Awards shall be payable solely in cash.

12.3	Withholdings. As a condition of and prior to participation in the Plan, each Participant authorizes the Company to withhold from any amount otherwise payable to him or her by the Company any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan. The Company shall also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to a Participant under the Plan. The Company may require a Participant, as a condition to exercise or settlement of an Award to pay or reimburse the Company for any such withholding or other required deduction amounts related to the exercise or settlement of such Award.

12.4	Amendments to the Plan.

(a)	The Company retains the right to amend or terminate the terms and conditions of the Plan or any Award Agreement, as applicable, by resolution of the Board (the “Amendment Procedure”) and without shareholder approval. Any amendment to the Plan shall take effect only with respect to Awards granted after the effective date of such amendment, provided that it may apply to any outstanding Awards with the mutual consent of the Company and the Participants to whom such Awards have been granted. Without limiting the generality of the foregoing, the Board may use the Amendment Procedure without seeking shareholder approval when:

(i)	altering, extending or accelerating the terms and conditions of vesting of any Awards;

(ii)	accelerating the Expiry Date of Awards;

(iii)	amending the definitions contained within the Plan;

(iv)	amending or modifying the mechanics of exercise of Awards as set forth herein, provided however, payment in full of the Exercise Price for the Shares issued upon exercise of any Stock Option shall not be so amended or modified;

(v)	effecting amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, inconsistency or omission in or from the Plan or any Award Agreement;

(vi)	effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the TSX or NASDAQ);

(vii)	effecting amendments respecting the administration of the Plan;

(viii)	effecting amendments necessary to suspend or terminate the Plan; and

(ix)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations, and policies of the TSX or NASDAQ).

(b)	Notwithstanding Section 12.4(a) and for greater certainty, shareholder approval (by a simple majority) of votes cast by holders of Shares at a meeting of such shareholders) will be required for the following types of amendments:

(i)	any reduction in the Exercise Price of a Stock Option if the Participant is not an Insider at the time of the proposed amendment; and

(ii)	amendments required to be approved by shareholders under applicable law (including, without limitation, pursuant to the rules, regulations and policies of the TSX or NASDAQ).

(c)	Notwithstanding Sections 12.4(a) and (b) and for greater certainty, Disinterested Shareholder Approval will be required for the following types of amendments:

(i)	any reduction in the Exercise Price of a Stock Option if the Participation is an Insider at the time of the proposed amendment;

(ii)	amendments that increase the number of Shares issuable under the Plan, except such increases by operation of Section 11 of the Plan; and

(iii)	amendments requiring Disinterested Shareholder Approval under applicable law (including, without limitation, pursuant to the rules, regulations and policies of the TSX or NASDAQ).

12.5	Form of Notice. Any notice given to the Company shall be in writing, signed by the Participant and delivered to the Secretary of the Company.

12.6	No Representation or Warranty. The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

12.7	Compliance with Applicable Law. If any provision of the Plan or any Award Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or TSX or NASDAQ having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

12.8	No Assignment or Transfer. No Participant may assign or transfer any of his or her rights or Awards under the Plan, except for estate planning purposes.

12.9	Rights of Participants. A Participant shall have no rights whatsoever as a shareholder of the Company in respect of any Shares subject to an Award (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) unless, until and only to the extent the relevant Awards are duly exercised and Shares are issued.

12.10	Conflict. In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern. In the event of any conflict between or among the provisions of this Plan, an Award Agreement and an employment agreement between the Company or one of its subsidiaries and a Participant, the provisions of such employment agreement shall govern.

12.11	Governing Law. The Plan and each Award Agreement issued pursuant to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

12.12	Code Section 409A. Notwithstanding anything herein or in any Award Agreement to the contrary, in the event any Award is determined to be “deferred compensation” (within the meaning of Section 409A of the Code and the applicable regulations and guidance promulgated thereunder) and the applicable Participant is deemed to be a “specified employee” (within the meaning of Section 409A of the Code) as of the date of such Participant’s Separation from Service, then such Award shall be settled or paid on the first business day of the seventh calendar month following the date of such Separation from Service. For purposes of this Plan, to the extent an Award is determined to be deferred compensation within the meaning of Section 409A, such Award shall only be paid or settled upon a Separation from Service to the extent such Separation from Service constitutes a “separation from service” within the meaning of Section 409A of the Code.

APPENDIX B

Resolution Adopting and Approving 2010 Stock Incentive Plan

RESOLVED, that the “2010 Stock Incentive Plan,” the form of which has been made available to the Company’s shareholders, including a total of 13,937,756 shares being subject to the 2006 Stock Incentive Plan, be adopted and approved by the Company, and that all grants of stock options by the Company occurring after the receipt of such regulatory approval be pursuant to the “2010 Stock Incentive Plan.”

B-1

angiotech redefining success

computer share

MR SAM SAMPLE

123 SAMPLES STREET

SAMPLETOWN SS X9X 9X9

00R0XB

Security Class 123

C1234567890 X X X

Holder Account Number

9th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

www.computershare.com

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Form of Proxy—Annual General and Special Meeting to be held on July 29, 2010

This Form of Proxy is solicited by and on behalf of Management.

.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Go to the following web site:

www.investorvote.com

To Vote Using the Internet

.

• Call the number listed BELOW from a touch tone

telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Telephone

.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 am, Pacific Time, on July 27, 2010 or, if the Meeting is adjourned or postponed, no later than 48 hours excluding Saturdays, Sundays and holidays before the time to which the Meeting is adjourned or postponed, in either case unless the

Chairman of the Meeting elects to exercise his or her discretion to accept proxies received subsequently.

Notes to proxy

999999999999 ANPQ

MR SAM SAMPLE

C1234567890

XXX

0 3 3 6 1 2

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A R 1

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying

Management’s Discussion and Analysis by mail.

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying

Management’s Discussion and Analysis by mail.

00R0YC

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by

Management.

DD / MM / YY

.

Signature(s) Date

Appointment of Proxyholder

Print the name of the person you are

appointing if this person is someone

other than the Management Nominees

listed herein.

I/We, being holder(s) of Angiotech Pharmaceuticals Inc. hereby appoint: William L. Hunter, or failing him, K. Thomas Bailey, OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of

Angiotech Pharmaceuticals Inc. to be held at the Concerto Room of the Westin Grand Vancouver, 403 Robson Street, Vancouver, British Columbia, on July 29, 2010 at 10:00 AM

Pacific Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

3. Approval of 2010 Stock Incentive Plan

Resolution to approve the proposed 2010 Stock Incentive Plan as described in the accompanying management information circular.

Against

For

For

2. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as Auditors of the Corporation to hold office for the ensuing year and authorizing the

Directors to fix their remuneration.

Withhold

1. Election of Directors

For Withhold

01.	William L. Hunter
04.	Arthur H. Willms

For Withhold

02.	David T. Howard
05.	Laura Brege

For Withhold

03.	Edward M. Brown
06.	Henry A. McKinnell Jr.